                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              PERFECTMARKET, INC.

                          MB ACQUISITION CORPORATION

                                METROBEAT, INC.

                                  MARK DAVIES

                                      AND

                                 JOSHUA WHITE



                                 MAY 31, 1996

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
SECTION I    THE MERGER...........................................................................   1

      1.1    Merger...............................................................................   1
      1.2    Effective Time of the Merger.........................................................   1
      1.3    Closing..............................................................................   1
      1.4    Effects of the Merger................................................................   2
      1.5    Certificate of Incorporation; Bylaws; Directors; Officers............................   2
      1.6    Taking of Necessary Action...........................................................   2

SECTION II   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
      CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES.........................................   2

      2.1    Consideration; Payment...............................................................   2
      2.2    Effect on Capital Stock of Sub.......................................................   3
      2.3    Surrender of Certificates............................................................   6

SECTION III  REPRESENTATIONS AND WARRANTIES OF METROBEAT..........................................   7

      3.1    Organization, Standing and Power.....................................................   8
      3.2    Capital Structure....................................................................   8
      3.3    Authority............................................................................   9
      3.4    Financial Statements.................................................................  10
      3.5    Inventory............................................................................  10
      3.6    Receivables..........................................................................  11
      3.7    Compliance with Law..................................................................  11
      3.8    No Defaults..........................................................................  11
      3.9    Litigation...........................................................................  12
      3.10   No Material Adverse Effect...........................................................  12
      3.11   Absence of Undisclosed Liabilities...................................................  13
      3.12   Information Supplied.................................................................  14
      3.13   Certain Agreements...................................................................  14
      3.14   Plans................................................................................  14
      3.15   Major Contracts......................................................................  14
      3.16   Taxes................................................................................  16
      3.17   Interests of Officers................................................................  18
      3.18   Technology...........................................................................  18
      3.19   Restrictions on Business Activities..................................................  19
      3.20   Title to Properties: Absence of Liens and Encumbrances: Condition of Equipment.......  20
      3.21   Governmental Authorizations and Licenses.............................................  20
      3.22   Environmental Matters................................................................  20

      3.23   Insurance............................................................................  21
      3.24   Labor Matters........................................................................  21
      3.25   Customers; Backlog; Returns and Complaints...........................................  21
      3.26   Employees............................................................................  22
      3.27   Questionable Payments................................................................  22
      3.28   Import/Export........................................................................  22
      3.29   Brokers; Finders.....................................................................  22
      3.30   Disclosure...........................................................................  22

SECTION IV   REPRESENTATIONS AND WARRANTIES OF
      PERFECTMARKET AND SUB.......................................................................  23

      4.1    Organization; Standing and Power.....................................................  23
      4.2    Capitalization of PerfectMarket......................................................  23
      4.3    Authority............................................................................  24
      4.4    Financial Statements.................................................................  25
      4.5    Compliance with Law..................................................................  25
      4.6    No Defaults..........................................................................  25
      4.7    Litigation...........................................................................  26
      4.8    No Material Adverse Effect...........................................................  26
      4.9    Absence of Undisclosed Liabilities...................................................  26
      4.10   Technology...........................................................................  26
      4.11   Governmental Authorizations and Licenses.............................................  27
      4.12   Environmental Matters................................................................  27
      4.13   Labor Matters........................................................................  28
      4.15   Import/Export........................................................................  28
      4.16   Brokers; Finders.....................................................................  28
      4.17   Disclosure...........................................................................  28

SECTION V    CONDUCT AND TRANSACTIONS PRIOR TO
      EFFECTIVE TIME; ADDITIONAL AGREEMENTS.......................................................  29

      5.1    Conduct of Business of MetroBeat.....................................................  29
      5.2    Exclusivity; Acquisition Proposals...................................................  31
      5.3    MetroBeat Shareholders' Approval.....................................................  31
      5.4    Notification of Certain Matters......................................................  32
      5.5    Consents.............................................................................  32
      5.6    Reasonable Efforts...................................................................  32
      5.7    Public Announcements.................................................................  33
      5.8    Tax Returns and Income Tax Liability.................................................  33
      5.9    Support of Event Listings Business...................................................  34
      5.10   Payment of Liabilities...............................................................  34
      5.11   Payment of Legal Expenses............................................................  34

      5.12   "MetroBeat" Mark.....................................................................  34

SECTION VI   CONDITIONS PRECEDENT.................................................................  35

      6.1    Conditions to Each Party's Obligation to Effect the Merger...........................  35
      6.2    Conditions to Obligations of PerfectMarket and Sub...................................  35
      6.3    Conditions to Obligations of MetroBeat...............................................  37

SECTION VII  INDEMNIFICATION......................................................................  37

      7.1    Indemnification......................................................................  37
      7.2    Procedures...........................................................................  38
      7.3    Right of Set-Off.....................................................................  38
      7.4    Survival of Representations, Warranties and Covenants................................  38

SECTION VIII TERMINATION..........................................................................  39

      8.1    Termination..........................................................................  39
      8.2    Expenses.............................................................................  39
      8.3    Procedure and Effect of Termination..................................................  39

SECTION IX   GENERAL PROVISIONS...................................................................  40

      9.1    Amendment............................................................................  40
      9.2    Extension; Waiver....................................................................  40
      9.3    Arbitration..........................................................................  40
      9.4    Notices..............................................................................  41
      9.5    Broker's or Finder's Fees............................................................  42
      9.6    Interpretation.......................................................................  42
      9.7    Counterparts.........................................................................  42
      9.8    Entire Agreement.....................................................................  42
      9.9    No Transfer..........................................................................  42
      9.10   Severability.........................................................................  42
      9.11   Other Remedies.......................................................................  43
      9.12   Further Assurances...................................................................  43
      9.13   Absence of Third-Party Beneficiary Rights............................................  43
      9.14   Mutual Drafting......................................................................  43
      9.15   Governing Law........................................................................  43
      9.16   Employees............................................................................  43

                                   EXHIBITS

Exhibit A      Plan of Merger

Exhibit B      Certificate of Merger

Exhibit C      Restated Certificate of Incorporation of PerfectMarket

Exhibit D      MetroBeat Disclosure Schedule

Exhibit E      PerfectMarket Disclosure Schedule

Exhibit F      Form of Opinion of Counsel to MetroBeat

Exhibit G      Form of FIRPTA Notification Letter and Form of Notice

Exhibit H      Form of Employment and Noncompetition Agreement

Exhibit I      Form of Shareholder's Representation Statement

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of May 31, 1996 among PERFECTMARKET, INC., a Delaware corporation ("PerfectMarket"), MB ACQUISITION CORPORATION, a New York corporation and a wholly-owned subsidiary of PerfectMarket ("Sub"), METROBEAT, INC., a New York corporation ("MetroBeat"), Mark Davies (the "Principal Shareholder") and Joshua White.


                                    RECITAL

     The Boards of Directors of PerfectMarket, MetroBeat and Sub have each approved the terms and conditions of the acquisition of MetroBeat by PerfectMarket to be effected by the merger of Sub with and into MetroBeat, pursuant to the terms and subject to the conditions of this Agreement in accordance with the New York Business Corporation Law.


     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, PerfectMarket, Sub, MetroBeat and the Principal Shareholder agree as follows:


                                   SECTION 1
                                  THE MERGER

     1.1  MERGER.  Subject to the terms and conditions of this Agreement, the
          ------
Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan
                                                            ---------
of Merger") and the Certificate of Merger in substantially the form attached hereto as Exhibit B (the "Certificate of Merger"), Sub will be merged with and
          ---------
into MetroBeat (the "Merger") in accordance with the applicable provisions of the New York Business Corporation Law (the "New York Statute"). The Plan of Merger provides for the mode of consummating the Merger. The Certificate of Merger shall be executed by the parties thereto concurrently with the execution of this Agreement.

     1.2  EFFECTIVE TIME OF THE MERGER.  Subject to the provisions of this
          ----------------------------
Agreement and the Plan of Merger, the Certificate of Merger and the required certificates, if any, shall be duly filed in accordance with the New York Secretary of State in accordance with the New York Statute simultaneous with or as soon as practicable following the Closing (as defined in Section 1.3 below). The Merger shall become effective (the "Effective Time") upon the filing of the Certificate of Merger with the New York Secretary of State (as defined in
Section 1.3 below) and as provided under the New York Statute.

     1.3  CLOSING.  Unless this Agreement shall have been terminated pursuant
           -------
to Section 8, the closing of the Merger (the "Closing") will take place at 10:00 a.m. Pacific Standard Time on June 19, 1996 (the "Closing Date") or, if the closing conditions contained in Section 6 are not satisfied or waived on or prior to such date, the first business day after satisfaction or waiver of all such conditions, at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, unless a different date or place is agreed to in writing by the parties.

     1.4  EFFECTS OF THE MERGER.  Subject to the terms and conditions of this
          ---------------------
Agreement and the Certificate of Merger, at the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into MetroBeat (Sub and MetroBeat are sometimes referred to as the "Constituent Corporations," and MetroBeat after the Merger is sometimes referred to as the "Surviving Corporation"), and (ii) the Merger shall have all the effects provided by the New York Statute, this Agreement and the Certificate of Merger.

     1.5  CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS.  At the
          ---------------------------------------------------------
Effective Time, (i) the Certificate of Incorporation of MetroBeat, as amended and substantially in the form attached to the Plan of Merger as Exhibit A, shall
                                                                ---------
be the Certificate of Incorporation of the Surviving Corporation, until altered, amended or repealed as provided in the New York Statute; (ii) the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter duly altered, amended or repealed as provided in the New York Statute or in the Certificate of Incorporation or Bylaws of the Surviving Corporation; (iii) the directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, as such instruments may be amended from time to time, either before or after the Effective Time, or as otherwise provided by law; and (iv) the officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation.

     1.6  TAKING OF NECESSARY ACTION.  Prior to the Effective Time, the parties
          --------------------------
shall take, or cause to be taken, all such reasonable actions as may be necessary or appropriate in order to effect, as expeditiously as reasonably practicable, the Merger.


                                   SECTION 2
                 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                         THE CONSTITUENT CORPORATIONS;
                           SURRENDER OF CERTIFICATES

     2.1  CONSIDERATION; PAYMENT.  In consideration of the transactions
          ----------------------
contemplated hereby, PerfectMarket has agreed to pay an aggregate of $1,900,000 in the form of Series B Preferred Stock, par value $ 0.01 per share, of PerfectMarket (the "Series B Preferred") and/or cash (the "Aggregate Consideration"), pursuant to the terms and subject to the conditions set forth in this Agreement. The Series B Preferred shall have the rights, preferences and privileges set forth in the Restated Certificate of Incorporation of PerfectMarket, substantially in the form attached hereto as Exhibit C (the
                                                            ---------
"Restated Certificate").

     2.2  EFFECT ON CAPITAL STOCK OF SUB.  At the Effective Time by virtue of
          ------------------------------
the Merger and without any action on the part of the holders of any shares of capital stock of MetroBeat:

          (a) Capital Stock of Sub.  Each issued and outstanding share of
              --------------------
capital stock of Sub shall be converted into one share of Common Stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b) Cancellation of Certain Shares of Capital Stock of MetroBeat.  All
              ------------------------------------------------------------
shares of capital stock of MetroBeat ("MetroBeat Capital Stock") that are owned directly or indirectly by MetroBeat or any subsidiary of MetroBeat shall, by virtue of the Merger and without any action on the part of MetroBeat or any subsidiary of MetroBeat, be canceled, and no consideration shall be delivered in exchange therefor.

          (c) Effect on MetroBeat Capital Stock.  Each share of MetroBeat
              ---------------------------------
Capital Stock (other than shares canceled pursuant to Section 2.2(b)) that is issued and outstanding immediately prior to the Effective Time, shall, subject to Section 2.2(f) and (g) below, be automatically canceled and extinguished and be converted into the right to receive an amount equal to the Aggregate Consideration divided by the number of shares of MetroBeat Capital Stock issued and outstanding as of the Effective Time.

          (d) Cancellation of Other Equity Securities.  Except as otherwise
              ---------------------------------------
provided in this Agreement, all shares of and all options to acquire shares of capital stock or other equity securities of MetroBeat other than MetroBeat Capital Stock shall be canceled as of the Effective Time without consideration received in exchange therefor.

          (e) Payment of the Aggregate Consideration.
              --------------------------------------

              (i) Subject to Section 2.2(e)(iii) below, the Aggregate Consideration to be paid by PerfectMarket pursuant to the Merger shall be paid on such dates (each a "Payment Date") as follows: (A) at the Closing, $550,000 of Series B Preferred (valued as of the Closing Date as set forth below) shall be issued to the shareholders of MetroBeat; (B) on the first annual anniversary of the Closing (the "First Anniversary"), $450,000 of Series B Preferred (valued as of the First Anniversary as set forth below) (the "First Deferred Payment");
(C) on the second annual anniversary of the Closing (the "Second Anniversary"), $450,000 of Series B Preferred (valued as of the Second Anniversary as set forth below) (the "Second Deferred Payment"); and (D) on the third anniversary of the Closing (the "Third Anniversary"), $450,000 of Series B Preferred Stock (valued as of the Third Anniversary Date as set forth below) and/or cash shall be delivered to the shareholders of MetroBeat (the "Final Payment").

              (ii) The Final Payment shall be paid by PerfectMarket either in the form of Series B Preferred and/or cash. At least 300 days prior to the Third Anniversary, each of PerfectMarket, on the one hand, and Shareholder's Agent (as defined in Section 7.2), on the other hand, shall elect the form of consideration (cash or Series B Preferred (or if after the closing of an IPO as defined in Section 2.2(e)(iv) below, Common Stock)) comprising 50% of the Final Payment. If any portion of the Final

Payment is elected to be made in cash, such cash payment shall be secured by a number of shares of Series B Preferred equal to the value of such cash payment (the value of such Series B Preferred to be calculated in accordance with Section 2.2(e)(v)).

               (iii) PerfectMarket shall issue a minimum of 250,000 shares and a maximum of 450,000 shares of its capital stock (as adjusted for stock splits, stock dividends and similar recapitalizations of PerfectMarket) to the shareholders of MetroBeat pursuant to this Section 2.2. If the shareholders elect cash for any portion of the Final Payment pursuant to Section 2.2(e)(ii), then both the minimum of 250,000 shares and the maximum of 450,000 shares shall be reduced by the number of shares equal to such minimum or maximum multiplied by the percentage equal to the amount of the cash payment elected by the shareholders as the numerator, and $1,900,000 million as the denominator. Such an adjustment shall not be applicable to any portion of the Final Payment PerfectMarket elects to make in cash. At the time PerfectMarket shall be obligated to deliver a cumulative aggregate amount to the shareholders of MetroBeat of 450,000 shares of capital stock in accordance with the provisions of this Section 2.2(e), all payment obligations of PerfectMarket in excess of such amount shall immediately terminate. In the event that PerfectMarket's payment obligations as calculated through the Final Payment shall be less than 250,000 shares of capital stock, PerfectMarket shall issue as part of the Final Payment such additional number of shares of capital stock as required such that the cumulative aggregate shares issued pursuant to this Section 2.2(e) shall equal 250,000 shares.

               (iv) Notwithstanding anything to the contrary in this Agreement, in the event that PerfectMarket closes an initial public offering (an "IPO") of its Common Stock, par value $0.01 per share (the "PM Common Stock"), then PerfectMarket may, in its sole discretion (A) accelerate any portion or all of the Aggregate Consideration not yet due to the shareholders of MetroBeat pursuant to this Agreement, and/or (B) issue shares of PM Common Stock instead of Series B Preferred under this Section 2.2(e); provided, however, that in the
                                                 --------  -------
event such IPO closes prior to the First Anniversary, 50% of the First and Second Deferred and Final Payments shall be accelerated to the IPO closing date, in the event such IPO closes after the First Anniversary but before the Second Anniversary, 50% of the Second Deferred and Final Payments shall be accelerated to the IPO closing date and in the event such IPO closes after the Second Anniversary but before the Third Anniversary, 50% of the Final Payment shall be accelerated to the IPO closing date.

               (v) The valuation of the Series B Preferred (or PM Common Stock if applicable) shall be determined as follows:

          (A) If the PM Common Stock is traded or quoted on a national securities exchange or the Nasdaq National Market, the per share valuation of the PM Common Stock shall be the average of the closing prices of the PM Common Stock as quoted on the exchange or the Nasdaq National Market for the ten day period ending on the day before the applicable Payment Date.

          (B) If the Payment Date is the date of the closing of a PerfectMarket IPO, the valuation shall equal the price to the public of PM Common Stock in the IPO;

          (C) If (A) or (B) above do not apply and PerfectMarket shall have closed a Preferred Stock financing within 90 days of the Payment Date, the per share valuation will equal the purchase price of such Preferred Stock; and

          (D) If none of (A), (B) or (C) apply, the parties shall negotiate in good faith the valuation of the Series B Preferred. If PerfectMarket and the Shareholders' Agent are unable to agree on the valuation as of the Payment Date, then the valuation, which valuation shall be based on fair market value, shall be set by an independent appraiser agreed to by PerfectMarket and the Shareholders' Agent. If PerfectMarket and the Shareholders' Agent cannot agree on an appraiser within 30 days after the Payment Date, each of PerfectMarket and Shareholders' Agent shall pick one appraiser and these two appraisers shall pick a third appraiser to determine the valuation. Any appraiser chosen under this provision shall be one of the six largest accounting firms in the U.S. (a "Big Six Accounting Firm"), or an internationally known valuation firm with expertise in determining the valuation of companies such as PerfectMarket. In the event of such arbitration, PerfectMarket and Shareholders' Agent agree that (x) the last completed Preferred Stock financing of PerfectMarket, if it shall have occurred within 24 months of the Payment Date, shall be a minimum price for determining the valuation by the appraisers and (y) PerfectMarket shall pay two-thirds of the cost of the appraisal and the shareholders of MetroBeat shall pay one-third of such cost, provided, however, (I) that PerfectMarket shall pay all
                        --------  -------
of the shareholders' portion of the appraisal cost to the extent such portion exceeds $25,000, and (II) unless otherwise prohibited by law, the shareholders may elect to have PerfectMarket pay the shareholders' portion of the cost of the appraisal above $5,000 (the "Reimbursable Amount") and, in such event, the shareholders shall deliver to PerfectMarket a number of shares of capital stock of PerfectMarket the fair market value of which shall equal the Reimbursable Amount (as determined by the appraisal described above). In the event the per share valuation is determined in accordance with this Section 2.2(e)(D), the Payment Date shall be postponed until ten (10) days after a final determination of the valuation.

          (f) Fractional Shares.  No fractional shares of Series B Preferred or
              -----------------
PM Common Stock, as the case may be, shall be issued, but in lieu thereof each holder of shares of MetroBeat Common Stock who would otherwise be entitled to receive a fraction of a share of Series B Preferred or PM Common Stock, as the case may be, shall receive from PerfectMarket an amount of cash equal to the per share valuation of the Series B Preferred or PM Common Stock, as the case may be, as determined in Section 2.2(e) above multiplied by the fraction of a share of Series B Preferred or PM Common Stock, as the case may be, to which such holder would otherwise be entitled. The fractional share interests of each shareholder shall be aggregated, so that no shareholder shall receive cash in an amount greater than the value of one full share of Series B Preferred or PM Common Stock, as the case may be.

          (g) Dissenters' Rights.  Any shares of MetroBeat Capital Stock held by
              ------------------
a holder who has properly exercised dissenters' rights for such shares in accordance with the New York Statute and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into the right to receive the consideration set forth in
Section 2, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the New York Statute. MetroBeat agrees that, except with the prior written consent of PerfectMarket, or as required under the New York Statute, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, PerfectMarket shall deliver, upon surrender by such shareholder of a certificate or certificates representing shares of MetroBeat Capital Stock in accordance with Section 2.3(c), the amount of consideration to which the holder thereof would otherwise be entitled under
Section 2.2.

          (h) Relinquishment of Shares.  In the event the Principal Shareholder
              ------------------------
voluntarily terminates his employment with PerfectMarket or its subsidiary, as the case may be, prior to 24 months following the Closing, as set forth pursuant to the terms of the Employment and Noncompetition Agreement in the form attached hereto as Exhibit F [*]. In the event PerfectMarket is precluded by applicable law from accepting the return of such consideration at such time, such consideration shall be held in escrow by a third-party selected by PerfectMarket and shall be returned to PerfectMarket at the earliest date permitted under applicable law.

     2.3  SURRENDER OF CERTIFICATES.
          -------------------------

          (a) Exchange Agent.  PerfectMarket shall act as Exchange Agent (the
              --------------
"Exchange Agent") in the Merger. Prior to the Closing Date, MetroBeat shall deliver to the Exchange Agent specific instructions to be followed by Exchange Agent, and Exchange Agent shall have no liability for acting in accordance with those instructions.

          (b) PerfectMarket to Provide the Aggregate Consideration.  On the
              ----------------------------------------------------
Closing Date, PerfectMarket shall set aside the Aggregate Consideration for exchange in accordance with Section 2.2 and the Plan of Merger, through such reasonable procedures as PerfectMarket may adopt.

          (c) Exchange Procedures.  Prior to the Closing Date, the Exchange
              -------------------
Agent or MetroBeat, as PerfectMarket and MetroBeat shall agree, shall mail to each holder of record of certificate(s) or other documents which represent MetroBeat Capital Stock (the "Certificates"), to be converted into the Aggregate Consideration pursuant to Section 2.2(c) hereof and the Plan of Merger: (i) a letter of transmittal (which shall specify that, with respect to the Certificates, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as PerfectMarket may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

be appointed by PerfectMarket, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that portion of the Aggregate Consideration with respect to the MetroBeat Capital Stock properly covered by such Certificate as to which such holder is entitled pursuant to Section 2.2(c) and the Plan of Merger. Certificates so surrendered pursuant to this Section 2.3 shall be canceled at the Effective Time (if not otherwise canceled or terminated in accordance with their terms). In the event of a transfer of ownership of MetroBeat Capital Stock which is not registered on the transfer records of MetroBeat, the appropriate Aggregate Consideration may be delivered to a transferee if the Certificate representing such transferred security is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender that portion of the Aggregate Consideration (without interest and subject to applicable withholding, escheat, and other laws) to which such holder is entitled.

          (d) No Further Ownership Rights in Capital Stock of MetroBeat.  The
              ---------------------------------------------------------
amounts paid in respect of MetroBeat Capital Stock in accordance with the terms of this Agreement and the Plan of Merger shall be deemed to have been delivered in full satisfaction of all rights pertaining thereto, and following the Effective Time, holders of the Certificates shall have no further rights to, or ownership in, shares of capital stock of MetroBeat. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MetroBeat Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged in accordance with the terms of this Agreement and the Plan of Merger.

          (e) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of the capital stock of MetroBeat for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
certificates evidencing shares of MetroBeat Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form reasonably satisfactory to PerfectMarket of that fact by the holder thereof, such consideration as may be required pursuant to Section 2.2(c).


                                   SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF METROBEAT

     Except as disclosed in the disclosure schedule attached as Exhibit C which
                                                                ---------
identifies by section and subsection number any exception to a representation and warranty in this Section 3 as well as the basis for any such exception (the "MetroBeat Disclosure Schedule"), each of MetroBeat and the Principal Shareholder represents and warrants to PerfectMarket and Sub as follows:

     3.1  ORGANIZATION, STANDING AND POWER.  MetroBeat is a corporation duly
          --------------------------------
organized and validly and legally existing under the laws of New York and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. MetroBeat is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below).
Schedule 3.1 sets forth a true and complete list of the states and foreign
------------
countries where MetroBeat is qualified as a foreign corporation. MetroBeat has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any partnership, corporation, joint venture, business association or other entity and has no loans to any partnership, corporation, joint venture, business association or other entity. MetroBeat has delivered to PerfectMarket complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended to the date hereof, and has delivered or made available to PerfectMarket copies of its corporate minute books which include all minutes of MetroBeat's directors' and shareholders' meetings and a stock ledger setting forth the record ownership of all outstanding shares of MetroBeat Capital Stock. The term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of MetroBeat, or Perfect Market, as the context requires.

     3.2  CAPITAL STRUCTURE.
          -----------------

          (a) The authorized capital stock of MetroBeat consists of 200 shares of Common Stock, no par value ("MetroBeat Common Stock"). There are issued and outstanding 198 shares of MetroBeat Common Stock. All outstanding shares of MetroBeat Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, or by MetroBeat's Certificate of Incorporation or Bylaws, each as in effect immediately prior to the Effective Time, or by any agreement to which MetroBeat is a party or by which MetroBeat may be bound.

          (b) Other than as described in this Section 3.2, there are no outstanding shares of MetroBeat Common Stock, preferred stock or any other equity securities of MetroBeat, and there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which MetroBeat or the Principal Shareholder is a party or by which MetroBeat or the Principal Shareholder may be bound that do or may obligate MetroBeat to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of MetroBeat Common Stock, preferred stock or other equity securities or that do or may obligate MetroBeat to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding arrangements, agreements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of MetroBeat or any other securities of MetroBeat. Other than as provided in or contemplated by this Agreement, MetroBeat and the Principal Shareholder have not, and prior to the Effective Time will not, become party to or subject to any contract or obligation wherein any person has a right or option to purchase or acquire any rights in any additional capital stock or securities of MetroBeat.

          (c) Schedule 3.2(c) contains a complete and accurate list of, and the
              ---------------
number of shares owned of record by, the holders of outstanding MetroBeat Common Stock. As of the Balance Sheet

Date (as defined in Section 3.4), no shares of MetroBeat Common Stock held by certain persons were subject to repurchase upon termination of employment.

          (d) As of the Effective Time, there shall be no shares of capital stock of MetroBeat or options or other rights therefor outstanding or in existence other than those held by PerfectMarket.

     3.3  AUTHORITY.
          ---------

          (a) MetroBeat has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Certificate of Merger, the performance by MetroBeat of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of MetroBeat, including approval by its Board of Directors and shareholders. The Principal Shareholder has full power and authority to execute and deliver this Agreement, to perform such shareholder's obligations under this Agreement, and to consummate the transactions contemplated by this Agreement and the Certificate of Merger. The Principal Shareholder has full power and authority to vote the outstanding shares of MetroBeat Common Stock held by such shareholder to approve this Agreement, the Plan of Merger, the Certificate of Merger and the transactions contemplated hereby and thereby, and will vote all of such shares to approve this Agreement, the Plan of Merger, the Certificate of Merger and the transactions contemplated hereby and thereby in compliance with all applicable laws, and the Certificate of Incorporation and Bylaws of MetroBeat. This Agreement is a legal, valid and binding obligation of each of MetroBeat and the Principal Shareholder, enforceable against MetroBeat and the Principal Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Certificate of Merger, when delivered by the parties thereto, will be a legal, valid and binding obligation of MetroBeat enforceable against MetroBeat in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. The only vote of the holders of any class or series of MetroBeat Capital Stock necessary to approve this Agreement, the Plan of Merger, the Certificate of Merger and the transactions contemplated hereby and thereby was the affirmative vote of the holders of a majority of the outstanding shares of MetroBeat Common Stock.

          (b) The execution and delivery of this Agreement does not, and the execution and delivery of the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to MetroBeat or its properties or assets or the Principal Shareholder, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of MetroBeat pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of

MetroBeat or (ii) any agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise or license to which MetroBeat is a party or by which MetroBeat or any of its property or assets may be bound or affected. Schedule 3.3(b) lists all consents, waivers, and approvals under any
           ---------------
of MetroBeat's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby and by the Plan of Merger and the Certificate of Merger ("MetroBeat Third-Party Consents"). Copies of such MetroBeat Third-Party Consents will be delivered by MetroBeat to PerfectMarket prior to the Closing.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (a "Governmental Entity"), is required by or with respect to MetroBeat or the Principal Shareholder in connection with the execution and delivery of this Agreement and the Certificate of Merger by MetroBeat or the consummation by MetroBeat of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger and officers' certificates with the New York Secretary of State and appropriate documents with the relevant authorities of other states in which MetroBeat is qualified to do business and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Merger.

     3.4  FINANCIAL STATEMENTS.  MetroBeat has furnished or made available to
          --------------------
PerfectMarket its financial statements for the fiscal year ended on December 31, 1995, including the balance sheet of MetroBeat, and the related statement of operations, cash flows and shareholders' equity (collectively, the "MetroBeat Year-End Financial Statements") and MetroBeat's financial statements as of April 30, 1996, including a balance sheet of MetroBeat (the "Interim Balance Sheet") as of April 30, 1996 (the "Balance Sheet Date") and the related statement of income, retained earnings and, cash flows (the "Interim Financial Statements") (the Interim Financial Statements together with the MetroBeat Year-End Financial Statements are collectively referred to as the "MetroBeat Financial Statements"). The MetroBeat Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of MetroBeat as of the dates thereof and the results of its operations and cash flows for the periods then ended, except that the Interim Financial Statements do not contain any footnote disclosure required by GAAP. There has been no change in MetroBeat's accounting policies, except as described in the notes to the MetroBeat Financial Statements.

     3.5  INVENTORY.  The inventories of MetroBeat shown on the Interim Balance
          ---------
Sheet ("Inventories") were valued at cost or market, whichever is lower, with adequate allowances for excess and obsolete materials and materials below standard quality, in accordance with GAAP consistently applied. The quality and quantity of the Inventories are such that the Inventories are readily usable and saleable in the normal course of business of MetroBeat, except such amounts as are reserved on the Interim Balance Sheet in accordance with GAAP consistently applied and in accordance with the past practice of MetroBeat. All items included in such Inventories are owned by MetroBeat, except for sales made subsequent to the Balance Sheet Date in the ordinary course of business, for all of which either the purchaser has made full payment or the purchaser is obligated to make payment and such obligation is an asset of MetroBeat in accordance with GAAP consistently applied. Schedule 3.5 lists all
                                            ------------

Inventories materially in excess of reasonable estimated requirements for MetroBeat based on current operations for the next three months.

     3.6  RECEIVABLES.  The receivables shown on the Interim Balance Sheet
          -----------
arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in such balance sheet. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of MetroBeat. The receivables of MetroBeat arising after the Balance Sheet Date and prior to the Effective Time arose or will arise in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of MetroBeat. None of the receivables of MetroBeat is subject to any material claim of offset, recoupment, set off or counterclaim and neither MetroBeat nor the Principal Shareholder has any knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No amount of receivables are contingent upon the performance by MetroBeat of any obligation or contract. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 3.6
                                                                    ------------
sets forth an aging of accounts receivable of MetroBeat as of the Balance Sheet Date in the aggregate and by customer (0-30 days, 31-60 days, 60-90 days and greater than 90 days), and indicates for each category the respective amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable within each category which are subject to warranty claims in the aggregate. Prior to the date of this Agreement, MetroBeat has provided PerfectMarket with information regarding amounts of accounts receivable which are subject to warranty claims by customer and has made available detailed information regarding warranty claims made within the last year, including the type and amounts of such claims. Schedule 3.6 lists pending authorized product
                                  ------------
returns.

     3.7  COMPLIANCE WITH LAW.  MetroBeat is in compliance and has conducted
          -------------------
its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against MetroBeat or against any of its properties or businesses. Without limiting the generality of the foregoing, MetroBeat has not violated any United States and foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations (including its obligations under the Foreign Corrupt Practices Act) applicable to MetroBeat. MetroBeat has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Entity for any violation of United States laws or regulations relating to importing or exporting of products, materials or services. Schedule 3.7 contains a summary of
                                              ------------
any violation of, or conflict with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree of which such Governmental Entity has notified MetroBeat, including any of the foregoing relating to Environmental Laws (as defined in Section 3.22(c) below).

     3.8  NO DEFAULTS.  MetroBeat is not, nor has it or the Principal
          -----------
Shareholder received notice that MetroBeat is or would be with the passage of time, (a) in violation of any provision of its Certificate of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to MetroBeat or
(ii) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which MetroBeat is a party or by which MetroBeat or its properties or assets may be bound.

     3.9   LITIGATION.  There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending or, to the knowledge of MetroBeat and the Principal Shareholder, threatened, against MetroBeat or the Principal Shareholder, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Schedule 3.9 sets forth with respect
                                          ------------
to each pending action, suit, proceeding, claim, arbitration or investigation to which MetroBeat is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. Neither MetroBeat nor the Principal Shareholder is aware of any reasonable basis for any other such litigation. MetroBeat has delivered or made available to PerfectMarket correct and complete copies of all correspondence prepared by its counsel for MetroBeat's independent public accountants in connection with all completed audits or reviews of MetroBeat's financial statements and any such correspondence since the date of the last such audit or review. Schedule 3.9
                                                                 ------------
accurately describes all product liability claims made against MetroBeat since inception.

     3.10  NO MATERIAL ADVERSE EFFECT.  Since the Balance Sheet Date, MetroBeat
           --------------------------
has conducted its business in the ordinary course and there has not occurred:

           (a) Any Material Adverse Effect;

           (b) Any amendments or changes in the Certificate of Incorporation or Bylaws of MetroBeat;

           (c) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting any of the properties or businesses of MetroBeat;

           (d) Any issuance, redemption, repurchase or other acquisition of shares of capital stock of MetroBeat, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of MetroBeat;

           (e) Any increase in or modification of the compensation or benefits payable or to become payable by MetroBeat to any of its directors or employees;

           (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees;

           (g) Any sale of the property or assets of MetroBeat individually in excess of $5,000 or in the aggregate in excess of $10,000 other than inventory sales in the ordinary course of business consistent with past practice;

           (h) Any alteration in any term of any outstanding security of MetroBeat;

           (i) Any (A) incurrence, assumption or guarantee by MetroBeat of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of MetroBeat; or (C) issuance or sale of options or other rights to acquire from MetroBeat, directly or indirectly, debt securities of MetroBeat or any securities convertible into or exchangeable for any such debt securities;

           (j) Any creation or assumption by MetroBeat of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising in the ordinary course of MetroBeat's business which in the aggregate are not material and liens for taxes not yet due and payable);

           (k) Any making of any loan, advance or capital contribution to, or investment in, any person other than (A) travel loans or advances made in the ordinary course of business of MetroBeat and (B) other loans and advances in an aggregate amount which does not exceed $10,000 outstanding at any time;

           (l) Any entry into, amendment of, relinquishment, termination or nonrenewal by MetroBeat of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business consistent with past practice;

           (m) Any transfer or grant of a right under the MetroBeat Intellectual Property Rights (as defined in Section 3.18) other than those transferred or granted in the ordinary course of business consistent with past practice;

           (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of MetroBeat;

           (o) Any violation of or conflict with any applicable laws, statutes, orders, rules and regulations promulgated or judgment entered by any Governmental Entity which, individually or in the aggregate, materially and adversely affects (or, insofar as MetroBeat or the Principal Shareholder know, might reasonably be expected to materially and adversely affect) MetroBeat; or

           (p) Any agreement or arrangement made by MetroBeat or the Principal Shareholder to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.10 untrue or incorrect as of the date when made.

     3.11  ABSENCE OF UNDISCLOSED LIABILITIES.  MetroBeat has no material
           ----------------------------------
liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether or not determined or determinable) except liabilities or obligations
(i) adequately provided for in the Interim Balance Sheet or (ii) incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material to MetroBeat. MetroBeat shall provide PerfectMarket with a schedule of all outstanding liabilities as of the Closing Date.

     3.12  INFORMATION SUPPLIED.  The materials to be prepared for use in
           --------------------
soliciting approval of the Merger by MetroBeat's shareholders as described in
Section 5.3 and other solicitation materials relating to the Merger, on the date on which MetroBeat mails such materials to its shareholders and at all times from such date up to and including the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and will comply in all respects with all applicable federal and state securities law requirements.

     3.13  CERTAIN AGREEMENTS.  Neither the execution and delivery of this
           ------------------
Agreement or the Certificate of Merger nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of MetroBeat under any Plan (as defined in Section 3.14) or otherwise, (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.14  PLANS.  All employee compensation, incentive, fringe or benefit
           -----
plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of MetroBeat, or with respect to which MetroBeat has or may in the future have liability, are listed on Schedule 3.14 (the "Plans"). To the extent
                                     -------------
applicable, the Plans comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, and no Plan is an "employee pension plan" within the meaning of Section 3 of ERISA, nor is any Plan intended to be qualified under Section 401(a) of the Code. MetroBeat has furnished or made available to PerfectMarket copies of the most recent Internal Revenue Service letters and Forms 5500 with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither MetroBeat nor any officer or director of MetroBeat has incurred any liability or penalty under Section 4975 through 4980B of the Code or Title 1 of ERISA. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the best knowledge of MetroBeat and the Principal Shareholder is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued. Schedule 3.14 includes a listing
                                                -------------
of the accrued vacation liability of the Company as of the Balance Sheet Date.

    3.15  MAJOR CONTRACTS.  Schedule 3.15 lists and describes:
          ---------------   -------------

          (a) Any union contract or any employment or consulting contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not terminable by MetroBeat on 30 days' notice or less without penalty or obligation to make payments related to such termination;

          (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing or the like;

          (c) Any joint venture contract or arrangement or any other agreement currently in effect which has involved or is expect to involve a sharing of profits with other persons;

          (d) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement (but excluding individual customer purchase orders) in which the annual amount involved in fiscal 1995 exceeded or is expected to exceed in fiscal 1996 $10,000 in aggregate amount or pursuant to which MetroBeat has granted or received most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory;

          (e) Any current individual customer purchase order for the sale of goods or services in excess of $15,000;

          (f) Any lease for real or personal property in which the amount of payments which MetroBeat is required to make on an annual basis exceeds $10,000;

          (g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

          (h) Any license agreement, either as licensor or licensee (excluding nonexclusive software licenses granted to customers or end-users in the ordinary course of business);

          (i) Any contract containing covenants purporting to limit the freedom of MetroBeat to compete in any line of business in any geographic area;

          (j) Any agreement of indemnification other than those entered in connection with the sale of MetroBeat products in the ordinary course of business;

          (k) Any agreement, contract or commitment relating to capital expenditures and which involve future payments individually in excess of $5,000 or in the aggregate in excess of $10,000 by MetroBeat;

          (l) Any agreements, contracts or commitments relating to the disposition or acquisition of any assets (other than Inventory) which involve payments individually in excess of $5,000 or in the aggregate in excess of $10,000 by MetroBeat;

          (m) Any purchase orders or contracts for the purchase of raw materials which involve payments individually in excess of $5,000 or in the aggregate in excess of $10,000;

           (n) Any agreement, contract or commitment relating to the disposition or acquisition by MetroBeat of any Intellectual Property Rights; or

           (o) Any other agreement, contract or commitment which is material to MetroBeat.

     Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed on the
Schedule 3.15 (the "Major Contracts") is valid and binding on MetroBeat, and is
-------------
in full force and effect, and neither MetroBeat nor, to the best knowledge of MetroBeat and the Principal Shareholder, any other party thereto, has breached, any provision of, or is in default under the terms of, any such Major Contract. No such Major Contract contains any material liquidated damages, penalty or similar provision. MetroBeat does not intend to cancel, withdraw, modify or amend any such Major Contract and, to the best knowledge of MetroBeat and the Principal Shareholder, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend any such Major Contract.

     3.16  TAXES.
           -----

           (a) All Tax (as defined below in Section 3.16(e)) returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined below) with respect to any Taxable period ending on or before the Effective Time, by or on behalf of MetroBeat (collectively, the "MetroBeat Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Effective Time have been or will be paid on or before such date. The Interim Balance Sheet (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the Balance Sheet Date and MetroBeat has not and will not incur any Tax liability in excess of the amount reflected on the Interim Balance Sheet with respect to such periods, and (ii) properly accrues in accordance with GAAP all liabilities for Taxes payable after the Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the MetroBeat Year-End Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

           (b) No material Tax liability has been incurred since the Balance Sheet Date other than in the ordinary course of business and adequate provision has been or will be made for all Tax liabilities incurred since that date in accordance with GAAP on at least a quarterly basis. MetroBeat has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. All MetroBeat Returns filed with respect to Taxable years of MetroBeat through the Taxable year ended December 31, 1995, in the case of the United States, have been examined and closed or are MetroBeat Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither MetroBeat nor any member of any affiliated or combined group of which MetroBeat has been a member has granted any extension or waiver of the limitation period applicable to any MetroBeat Returns.

           (c) There is no material claim, audit, action, suit, proceeding, or investigation now pending or, threatened against or with respect to MetroBeat in respect of any Tax or assessment. No notice of deficiency or similar document of any Taxing Authority has been received by MetroBeat, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to MetroBeat, materially and adversely affect the liability of MetroBeat for Taxes. Neither MetroBeat, nor any person on behalf of MetroBeat, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for Taxes upon the assets of MetroBeat except liens for current Taxes not yet due. Except as may be required as a result of the Merger, MetroBeat has not been or will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending on or after the Closing pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

          (d) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of MetroBeat that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 162 or 404 of the Code. Other than pursuant to this Agreement, MetroBeat is not a party to or bound by (or will prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than MetroBeat. None of the assets of MetroBeat (i) is property that MetroBeat is required to treat as owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code, (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code or (iii) is "tax exempt use property" within the meaning of Section 168(h) of the Code. MetroBeat has not participated in (nor will prior to the Effective Time participate in) an international boycott within the meaning of Section 999 of the Code. MetroBeat has previously provided or made available to PerfectMarket true and correct copies of all material Tax Returns, and, as reasonably requested by PerfectMarket, prior to or following the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

          (e) For purposes of this Agreement, the term "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

     3.17  INTERESTS OF OFFICERS.  Neither the Principal Shareholder nor any of
           ---------------------
MetroBeat's other officers or directors have any interest, either directly or indirectly, in any property, real or personal, tangible or intangible, used in or pertaining to MetroBeat's business, including any interest in the Intellectual Property Rights (as defined in Section 3.18(a) below), except for rights as a shareholder, and except for rights under any Plan. No employee, shareholder, officer or director of MetroBeat, or their spouses or children, is indebted to MetroBeat, nor is MetroBeat indebted to any of them.

     3.18  TECHNOLOGY.
           ----------

           (a) MetroBeat owns, or is licensed or otherwise entitled to exercise all rights under or with respect to all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, formulae, processes, designs, schematics, compositions, ideas, technology, know-how and tangible or intangible proprietary information, trade secrets or materials employed in the operation of the business of MetroBeat as currently conducted or as currently proposed to be conducted (the "Intellectual Property Rights"). MetroBeat has entered into a confidentiality and invention assignment agreement, in the form previously provided to PerfectMarket, with each of its officers, directors, employees and consultants providing MetroBeat, to the extent permitted by applicable law, with title and ownership to Intellectual Property Rights conceived, developed, reduced to practice by or at the direction of such person, solely or jointly, during the period of employment by MetroBeat. Schedule
                                                                  --------
3.18(a) lists all MetroBeat patents, trademarks, works of authorship, registered
-------
and unregistered copyrights, registered and unregistered trademarks, trade names and service marks, and any applications therefor, which relate to or are a part of MetroBeat's products or services (the "MetroBeat Intellectual Property Rights"), and specifies the jurisdictions in which each such issuance and registration has been filed, including the respective registration or application numbers, together with a list of all of MetroBeat's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices. Without in any manner limiting the foregoing, MetroBeat represents that it has filed for trademark registration in the United States for the name "MetroBeat", that it has received confirmation of receipt of such filing, and that it has conducted a trademark search that showed the "MetroBeat" mark clear of prior registration or use.

           (b) Schedule 3.18(b) includes and specifically identifies all third-
               ----------------
party patents, trademarks, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade names and service marks, and any applications therefor (the "Third-Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any MetroBeat product or service. Schedule 3.18(b) lists (i) any requests MetroBeat has
                    ----------------
received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) all material licenses, sublicenses and other agreements as to which MetroBeat is a party and pursuant to which any person is authorized to use any MetroBeat Intellectual Property Rights or any trade secret material to MetroBeat; and (iii) all material licenses, sublicenses and other agreements as to which MetroBeat is a party and pursuant to which MetroBeat is authorized to use any Third-Party Intellectual Property Rights, or trade secret of a third party in or as any product or service, and includes the identity of all parties thereto and a description and statement as to the status of the applicable royalty thereof. Schedule 3.18(c) includes copies of MetroBeat's
                             ----------------
standard end-user
license agreements and lists all other agreements with respect to which MetroBeat indemnifies third parties against intellectual property infringement.

     MetroBeat is not, nor as a result of the execution and delivery of this Agreement or the performance of MetroBeat's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it. MetroBeat is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Intellectual Property Rights, and has sole and exclusive rights in respect thereof, and is not contractually obligated to pay any compensation to any third party. After the Closing, the Surviving Corporation will own or have the exclusive right to use, sell, license and dispose of and the exclusive right to bring actions for infringement of and otherwise exercise all Intellectual Property Rights.

           (c) No claims with respect to the Intellectual Property Rights have been asserted, have been threatened or are likely to be threatened, by any person. In addition, no grounds exist for any claims now or in the future (i) to the effect that any business of MetroBeat as currently conducted or proposed to be conducted infringes on or misappropriates any patents, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade name, service marks, trade secrets, tangible and intangible proprietary information and technical knowhow and any applications therefor in which a third party has any rights or (ii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights. No MetroBeat Intellectual Property Right is subject to any lien, encumbrance or other secured interest. MetroBeat does not know of any fact that would render the MetroBeat Intellectual Property Rights invalid. There is no material unauthorized use, infringement or misappropriation of any of the MetroBeat Intellectual Property Rights by any third party, including any present or former employee of MetroBeat. There is no material unauthorized use, infringement or misappropriation of any of the Third-Party Intellectual Property Rights by MetroBeat or by any third party, including any present or former employee of MetroBeat. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by MetroBeat. Except for end-user object code license agreements for MetroBeat's products executed in the ordinary course of business, without alteration or amendment of any material term therein, and in accordance with MetroBeat's past practices (true and correct copies of the forms of these agreements are attached as part of Schedule 3.18(c)), MetroBeat has not
                                            ----------------
entered into any agreement to indemnify any other person against any charge of infringement relating to any Intellectual Property Right. No employee of MetroBeat is in violation of any term of any confidentiality or invention assignment agreement, employment contract (whether written or verbal), patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with MetroBeat or any other party (including prior employers) because of the nature of the business conducted or proposed to be conducted by MetroBeat.

     3.19  RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment,
           -----------------------------------
injunction, order or decree binding upon MetroBeat or which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of MetroBeat, any acquisition of property by MetroBeat or the conduct of business of MetroBeat as currently conducted or as currently proposed to be conducted.

     3.20  TITLE TO PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES: CONDITION OF
           --------------------------------------------------------------------
EQUIPMENT.
---------

           (a) Schedule 3.20 sets forth a true and complete list of all real
               -------------
property owned or leased by MetroBeat and summarizes all material lease terms, including the aggregate annual rental or other fees payable, the length of all leases and the number of extensions available.

           (b) MetroBeat has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens (other than liens for Taxes that are not yet delinquent), charges, pledges, security interests or other encumbrances, except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

           (c) MetroBeat has previously provided PerfectMarket with a listing of the machinery and equipment (the "Equipment") owned or leased by MetroBeat as of the Balance Sheet Date. The Equipment is, taken as a whole, (i) adequate for the conduct of the business of MetroBeat consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, subject to normal wear and tear, (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (vi) free from any material defects.

     3.21  GOVERNMENTAL AUTHORIZATIONS AND LICENSES.  MetroBeat is the holder
           ----------------------------------------
of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such Licenses. The Licenses are in full force and effect. There is not now pending, or to the best knowledge of MetroBeat and the Principal Shareholder is there threatened in writing, any action, suit, investigation or proceeding against MetroBeat before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by MetroBeat of the terms of any License or any rule or regulation applicable thereto.

     3.22  ENVIRONMENTAL MATTERS.
           ---------------------

           (a) No substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that MetroBeat has at any time owned, operated, occupied or leased.

           (b) MetroBeat does not and has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law.

           (c) No permits, consents, waivers, exemptions, licenses, approvals and other authorizations are required to be obtained by it under the laws of any Governmental Entity relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"). MetroBeat is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Neither MetroBeat nor the Principal Shareholder has received any notice and is not aware of any past or present condition or practice of the businesses conducted by MetroBeat which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against MetroBeat, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by MetroBeat.

     3.23  INSURANCE.  Schedule 3.23 lists and summarizes all insurance
           ---------   -------------
policies and fidelity or surety bonds covering the assets, business, equipment, properties, operations of MetroBeat, or the employees, officers and directors of MetroBeat, their termination dates and the amounts of coverage under each such policy and bond of MetroBeat. MetroBeat has not been refused any requested insurance coverage. All premiums payable under all such policies and bonds have been paid and MetroBeat is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to that of MetroBeat. Neither MetroBeat nor the Principal Shareholder knows of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.24  LABOR MATTERS.  MetroBeat is in compliance in all material respects
           -------------
with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Neither MetroBeat nor the Principal Shareholder has received any notice from any Governmental Entity, and, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which MetroBeat is a party or involving MetroBeat, and there is neither pending nor, to MetroBeat's and the Principal Shareholder's best knowledge, threatened any investigation or hearing concerning MetroBeat arising out of or based upon any such laws, regulations or practices.

     3.25  CUSTOMERS; BACKLOG; RETURNS AND COMPLAINTS.  Schedule 3.25 sets
           ------------------------------------------   -------------
forth the customers of MetroBeat from January 1, 1995 to the date hereof which purchased MetroBeat's products or consulting services in aggregate amounts in excess of $15,000 ("Significant Customers"). As of the date hereof, MetroBeat has no material backlog of customer orders. MetroBeat has not received any customer complaints concerning its products and/or services which complaints it has not been able to address to the satisfaction of the complainant within a commercially reasonable length of time after MetroBeat received notice of such complaint, nor has it had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by MetroBeat.

      3.26  EMPLOYEES.  Schedule 3.26 identifies all MetroBeat employees and
            ---------   -------------
sets forth the job title and responsibilities of each such employee. MetroBeat has previously provided to PerfectMarket a schedule setting forth the cash compensation of the employees listed on Schedule 3.26 during the period from
                                        -------------
January 1, 1995 to December 31, 1995 and from January 1, 1996 to the Balance Sheet Date. None of such employees has indicated to MetroBeat or the Principal Shareholder that he or she has a present intention to resign or retire.

      3.27  QUESTIONABLE PAYMENTS.  None of MetroBeat, the Principal Shareholder
            ---------------------
nor any director, officer or other employee of MetroBeat has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of MetroBeat; or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of MetroBeat, the Principal Shareholder nor any director, officer or other employee of MetroBeat nor, to MetroBeat's or the Principal Shareholder's best knowledge, any supplier of MetroBeat has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of MetroBeat or with respect to any political contribution.

      3.28  IMPORT/EXPORT.  MetroBeat has not violated any United States and
            -------------
foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations applicable to MetroBeat. MetroBeat has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Entity for any material violation of United States laws or regulations relating to importing or exporting of products, materials or services. All goods imported into the United States or any other country by MetroBeat ("Imported Goods") have with such exceptions as are not material to MetroBeat been properly valued and classified in accordance with applicable tariff laws, rules and regulations and all proper duties, tariffs or excise taxes have been paid with respect to the Imported Goods. No penalties have been assessed, asserted or claimed with respect to any Imported Goods. All Imported Goods have been properly marked as to country of origin, content and material.

      3.29  BROKERS; FINDERS.  MetroBeat has made no commitments to pay any
            ----------------
broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement, the Plan of Merger or the Certificate of Merger ("Broker's or Finder's Fee") to any agent, broker, investment banker or other firm or person.

      3.30  DISCLOSURE.  No representation or warranty made by MetroBeat or the
            ----------
Principal Shareholder in this Agreement, nor any financial statement, other written financial information or schedule, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by MetroBeat, the Principal Shareholder or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. There is no event, fact or condition that has caused, or that reasonably could be expected to cause, a Material Adverse Effect, that has not been set forth in this Agreement or the MetroBeat Disclosure Schedule. The financial projections relating to MetroBeat which were delivered to PerfectMarket prior to the date of this Agreement ("Financial Projections") were prepared by MetroBeat in good faith based upon assumptions MetroBeat believes to be reasonable. MetroBeat is not aware of any fact or information that would lead MetroBeat to believe that the Financial Projections are misleading in any material respect.


                                   SECTION 4
            REPRESENTATIONS AND WARRANTIES OF PERFECTMARKET AND SUB

      Except as disclosed in the disclosure schedule attached as Exhibit D which
                                                                 ---------
identifies by section and subsection number any exception to representation and warranty in this Section 3 as well as the basis for any such exception (the "PerfectMarket Disclosure Schedule"), each of PerfectMarket and Sub represents and warrants to MetroBeat as follows:

      4.1  ORGANIZATION; STANDING AND POWER.  Each of PerfectMarket and Sub is a
           --------------------------------
corporation legally and validly existing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. PerfectMarket is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect. PerfectMarket has no direct or indirect subsidiaries or affiliated companies (other than Sub) and does not otherwise own or control, directly or indirectly, any equity interest in any partnership, corporation, joint venture business association or other entity and has no loans to any partnership, corporation, joint venture, business association or other entity. PerfectMarket has delivered to MetroBeat complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended to the date hereof.

      4.2  CAPITALIZATION OF PERFECTMARKET.  Upon the filing of the Restated
           -------------------------------
Certificate of Incorporation, the authorized capital Stock of PerfectMarket shall consist of 25,000,000 shares of PM Common Stock, of which 8,740,357 shares are currently issued and outstanding, 1,791,178 shares of Series A Preferred Stock, par value $0.01 per share, of which 1,791,178 shares are currently issued and outstanding, 450,000 shares of Series B Preferred, none of which shares shall be issued and outstanding and 3,190,540 shares of Series C Preferred Stock, par value $0.01 per share, up to which 3,190,540 shares shall be issued outstanding. The authorized capital Stock of MB Acquisition Corporation consists of 1,000 shares of Common Stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and owned beneficially and of record by PerfectMarket. In addition, PerfectMarket has authorized 2,500,000 shares of Common Stock under its 1996 Stock Option Plan. The Series B Preferred or PM Common Stock, as the case may be, to be delivered by PerfectMarket at each Payment Date will be duly authorized, validly issued shares of stock of PerfectMarket, fully paid and nonassessable. All of the shares of Series B Preferred or PM Common Stock to be issued to the Principal Shareholder in accordance herewith will be offered, issued, sold and delivered by PerfectMarket in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the preemptive rights of any shareholder of PerfectMarket. In the event the Principal Shareholder were to own 300,000 shares of capital stock of PerfectMarket as of the date hereof, there would be no more than four active members of the Company's; management team who own more outstanding shares of PerfectMarket (on an as converted to Common Stock basis) as of the date hereof.

     4.3  AUTHORITY.
          ---------

          (a) Each of PerfectMarket and Sub has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Certificate of Merger, the performance by each of PerfectMarket and Sub of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of PerfectMarket and Sub, including approval by their Board of Directors and shareholders. Each of PerfectMarket and Sub has full power and authority to execute and deliver this Agreement, to perform their obligations under this Agreement, and to consummate the transactions contemplated by this Agreement, the Plan of Merger and the Certificate of Merger. This Agreement is a legal, valid and binding obligation of each of PerfectMarket and Sub, enforceable against PerfectMarket and Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Certificate of Merger, when delivered by the parties thereto, will be a legal, valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

          (b) The execution and delivery of this Agreement does not, and the execution and delivery of the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to PerfectMarket or Sub or their properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of PerfectMarket pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of PerfectMarket or (ii) any agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise or license to which PerfectMarket is a party or by which PerfectMarket or any of its property or assets may be bound or affected.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to PerfectMarket or Sub in connection with the execution and delivery of this Agreement and the Certificate of Merger by PerfectMarket or Sub or the consummation by PerfectMarket or Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger and officers' certificates with the

New York Secretary of State and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the Merger.

     4.4  FINANCIAL STATEMENTS.
          --------------------

          (a) PerfectMarket has furnished or made available to MetroBeat the compiled financial statements from the year ended December 31, 1995 (the "PerfectMarket Balance Sheet Date")(the "PerfectMarket Year-End Financial Statements"). PerfectMarket has also furnished or made available to MetroBeat PerfectMarket's internal cash-based financial statements for the quarter ended March 31, 1996 (the "PerfectMarket Interim Financial Statements" and collectively with PerfectMarket Year-End Financial Statements, the "PerfectMarket Financial Statements") including a Balance Sheet as of March 31, 1996. The PerfectMarket Financial Statements (i) are complete and correct in all material respects, (ii) fairly present the financial condition of the PerfectMarket of the date of the balance sheet contained therein, and the statement of operations contained therein accurately presents the operating results of PerfectMarket during the period indicated therein, (iii) are in accordance with the books and records of PerfectMarket, and (iv) with respect to the PerfectMarket Year-End Financial Statements only, have been prepared in accordance with generally accepted accounting principles consistently applied except that footnote disclosures contemplated by generally accepted accounting principles are not provided.

          (b) Except as set forth in the PerfectMarket Financial Statements, the PerfectMarket has no material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to the PerfectMarket Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the PerfectMarket Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of PerfectMarket.

     4.5  COMPLIANCE WITH LAW.  PerfectMarket is in compliance and has
          -------------------
conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against PerfectMarket or against any of its properties or businesses. Without limiting the generality of the foregoing, PerfectMarket has not violated any United States and foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations (including its obligations under the Foreign Corrupt Practices Act) applicable to PerfectMarket. PerfectMarket has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Entity for any violation of United States laws or regulations relating to importing or exporting of products, materials or services.

     4.6  NO DEFAULTS.  PerfectMarket is not, (a) in violation of any provision
          -----------
of its Certificate of Incorporation or Bylaws or (b) in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to PerfectMarket or (ii) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which PerfectMarket is a party or by which PerfectMarket or its properties or assets may be bound.

     4.7   LITIGATION.  There is no action, suit, proceeding, claim, arbitration
           ----------
or investigation pending or, to the knowledge of PerfectMarket, threatened, against PerfectMarket, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. PerfectMarket is not aware of any reasonable basis for any other such litigation.

     4.8   NO MATERIAL ADVERSE EFFECT.  Since the Balance Sheet Date,
           --------------------------
PerfectMarket has conducted its business in the ordinary course and there has not occurred any Material Adverse Effect.

     4.9   ABSENCE OF UNDISCLOSED LIABILITIES.  PerfectMarket has no material
           ----------------------------------
liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether or not determined or determinable) except liabilities or obligations
(i) adequately provided for in the PerfectMarket Year End Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since the PerfectMarket Balance Sheet Date.

     4.10  TECHNOLOGY.
           ----------

           (a) PerfectMarket owns, or is licensed or otherwise entitled to exercise all rights under or with respect to all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, formulae, processes, designs, schematics, compositions, ideas, technology, know-how and tangible or intangible proprietary information, trade secrets or materials employed in the operation of the business of PerfectMarket as currently conducted or as currently proposed to be conducted (the "PerfectMarket Intellectual Property Rights"). PerfectMarket has entered into a confidentiality and invention assignment agreement, with each of its officers, directors, employees and consultants providing PerfectMarket, to the extent permitted by applicable law, with title and ownership to PerfectMarket Intellectual Property Rights conceived, developed, reduced to practice by or at the direction of such person, solely or jointly, during the period of employment by PerfectMarket.

           (b) PerfectMarket is not, nor as a result of the execution and delivery of this Agreement or the performance of PerfectMarket's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it. PerfectMarket is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the PerfectMarket Intellectual Property Rights, and has sole and exclusive rights in respect thereof, and is not contractually obligated to pay any compensation to any third party.

           (c) No claims with respect to the PerfectMarket Intellectual Property Rights have been asserted, have been threatened or are likely to be threatened, by any person. In addition, no grounds exist for any claims now or in the future (i) to the effect that any business of PerfectMarket as currently conducted or proposed to be conducted infringes on or misappropriates any patents, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade name, service marks, trade secrets, tangible and intangible proprietary information and technical knowhow and any applications therefor in which a third party has any rights or (ii) challenging the ownership, validity or effectiveness of any of the PerfectMarket Intellectual Property Rights. No PerfectMarket Intellectual Property Right is subject to any lien, encumbrance or other secured interest. PerfectMarket does not know of any fact that would render the PerfectMarket Intellectual Property Rights invalid. There is no material unauthorized use, infringement or misappropriation of any of the PerfectMarket Intellectual Property Rights by any third party, including any present or former employee of PerfectMarket. No PerfectMarket Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof by PerfectMarket. No employee of PerfectMarket is in violation of any term of any confidentiality or invention assignment agreement, employment contract (whether written or verbal), patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with PerfectMarket or any other party (including prior employers) because of the nature of the business conducted or proposed to be conducted by PerfectMarket.

     4.11  GOVERNMENTAL AUTHORIZATIONS AND LICENSES. PerfectMarket is the holder
           ----------------------------------------
of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "PerfectMarket Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of such PerfectMarket Licenses. The PerfectMarket Licenses are in full force and effect. There is not now pending, or to the best knowledge of PerfectMarket is there threatened in writing, any action, suit, investigation or proceeding against PerfectMarket before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by PerfectMarket of the terms of any License or any rule or regulation applicable thereto.

     4.12  ENVIRONMENTAL MATTERS.
           ---------------------

           (a) No Hazardous Material is present in, on or under any property that PerfectMarket has at any time owned, operated, occupied or leased.

           (b) PerfectMarket does not and has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law.

           (c) No permits, consents, waivers, exemptions, licenses, approvals and other authorizations are required to be obtained by it under Environmental Laws. PerfectMarket is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. PerfectMarket has not received any notice and is not aware of any past or present condition or practice of the businesses conducted by PerfectMarket which forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against PerfectMarket, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by PerfectMarket.

      4.13  LABOR MATTERS.  PerfectMarket is in compliance in all material
            -------------
respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. PerfectMarket has not received any notice from any Governmental Entity, and, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which PerfectMarket is a party or involving PerfectMarket, and there is neither pending nor, to PerfectMarket's best knowledge, threatened any investigation or hearing concerning PerfectMarket arising out of or based upon any such laws, regulations or practices.

      4.14  QUESTIONABLE PAYMENTS.  Neither PerfectMarket nor any director,
            ---------------------
officer or other employee of PerfectMarket has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of PerfectMarket; or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of Neither PerfectMarket, nor any director, officer or other employee of PerfectMarket nor, to PerfectMarket's or the best knowledge, any supplier of PerfectMarket has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of PerfectMarket or with respect to any political contribution.

      4.15  IMPORT/EXPORT.  PerfectMarket has not violated any United States and
            -------------
foreign import and export control laws and regulations, export licensing laws and regulations and customs regulations applicable to PerfectMarket. PerfectMarket has not been cited by the United States Department of Commerce, the United States Customs Service or any other relevant Governmental Entity for any material violation of United States laws or regulations relating to importing or exporting of products, materials or services. All goods imported into the United States or any other country by PerfectMarket ("Perfect Market Imported Goods") have with such exceptions as are not material to PerfectMarket been properly valued and classified in accordance with applicable tariff laws, rules and regulations and all proper duties, tariffs or excise taxes have been paid with respect to the PerfectMarket Imported Goods. No penalties have been assessed, asserted or claimed with respect to any PerfectMarket Imported Goods. All PerfectMarket Imported Goods have been properly marked as to country of origin, content and material.

      4.16  BROKERS; FINDERS.  PerfectMarket has made no commitments to pay any
            ----------------
Broker's or Finder's fee to any agent, broker, investment banker or other firm or person.

      4.17  DISCLOSURE.  No representation or warranty made by PerfectMarket,
            ----------
nor any financial statement, other written financial information or schedule, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by PerfectMarket, Sub or their representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. There is no event, fact or condition that has caused, or that reasonably could be expected to cause, a

Material Adverse Effect, that has not been set forth in this Agreement or the MetroBeat Disclosure Schedule.


                                   SECTION 5
                  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                          TIME; ADDITIONAL AGREEMENTS

     5.1  CONDUCT OF BUSINESS OF METROBEAT.  During the period from the date of
          --------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, MetroBeat shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. MetroBeat shall promptly notify PerfectMarket of any event or occurrence not in the ordinary course of business of MetroBeat, and any event which has had, or could reasonably be expected to have, a Material Adverse Effect, subject to MetroBeat's continuing operating losses consistent with its operating plan as provided to PerfectMarket. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.1, MetroBeat shall not, without the prior written
                   ------------
consent of PerfectMarket:

          (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (b) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

          (c) Solicit approval for or effect any amendments to MetroBeat's Certificate of Incorporation or Bylaws;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to MetroBeat;

          (e) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including any indebtedness owed to it or any claims held by it);

          (f) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances;

          (g) Pay, discharge or satisfy in an amount in excess of $5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the MetroBeat's Financial Statements or those incurred after the Balance Sheet Date in the ordinary course of business;

          (h) Adopt or amend any Plan, enter into or amend any employment, severance or termination contract with or pay any special bonus or special remuneration, including any severance or termination pay to, any director, employee or consultant, or increase the salaries or wage rates of its employees;

          (i) Commence a lawsuit other than for the routine collection of bills;

          (j) Except for end-user licenses granted in the ordinary course of business, transfer to any person or create entitlement to any rights to the MetroBeat Intellectual Property Rights or enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of MetroBeat;

          (k) Violate, amend or otherwise modify the terms of any of MetroBeat's material contracts binding on MetroBeat set forth in Schedule 3.15;
                                                     -------------

          (l) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (m) Make any Tax election other than in the ordinary course of business and consistent with past practice, change any Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax return (other than any estimated tax returns, payroll tax returns or sale tax returns or other returns in the ordinary course of business) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment, without the prior written consent of PerfectMarket, which consent will not be unreasonably withheld;

          (n) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

          (o) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or waive or commit to waive any rights of substantial value; or cancel, materially amend or renew any insurance policy;

          (p) Pay or agree to pay any bonuses out of the ordinary course of business to any employee, officer, consultant, director or other agent of MetroBeat; or

          (q) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(a) through (p) above, or any action which would make any of the representations or warranties of MetroBeat contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth in Section 6 not being satisfied.

     5.2  EXCLUSIVITY; ACQUISITION PROPOSALS.  Unless and until this Agreement
          ----------------------------------
shall have been terminated by either party pursuant to Section 8.1, neither MetroBeat nor the Principal Shareholder shall, directly or indirectly, through any officer, director, shareholder, employee, representative, agent or otherwise, solicit, initiate, entertain or encourage any proposals or offers from any third party relating to any possible acquisition of MetroBeat or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition"), or engage in any sale of equity interests in MetroBeat's (other than pursuant to the exercise of outstanding options or warrants) (an "Equity Transaction"); nor will MetroBeat participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek any Alternative Acquisition or Equity Transaction. In addition, (a) MetroBeat will maintain the confidentiality of its confidential information, including information with respect to its financial and operating condition, and (b) without PerfectMarket's written consent, MetroBeat and its representatives will not disclose to any other person (other than its accountants, lawyers and other professional advisers) the nature of the discussions or negotiations taking place concerning the proposed transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the status thereof). In the event MetroBeat or the Principal Shareholder receive from any third party any offer or indication of interest (whether made in writing or otherwise) regarding an Alternative Transaction or an Equity Transaction, or any request for information about MetroBeat with respect to any of the foregoing, then MetroBeat shall promptly communicate to PerfectMarket the material terms of each such offer, indication of interest, or request, including the identity of the third party. The Principal Shareholder further agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any shares of MetroBeat Common Stock or to discuss, negotiate, or make any offer or agreement relating thereto, at any time prior to the earliest to occur of the termination of this Agreement and the Effective Time.

     5.3  METROBEAT SHAREHOLDERS' APPROVAL.  MetroBeat shall either (i) call a
          --------------------------------
meeting of its shareholders (the "Shareholders' Meeting") to be held as promptly as practicable (the date on which such meeting is scheduled is referred to as the "Shareholders' Meeting Date") or (ii) solicit shareholder approval by written consent in accordance with applicable law, for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby, by the Plan of Merger and the Certificate of Merger, and shall use its best efforts to obtain such approval. If a Shareholders' meeting is called, MetroBeat shall not change the Shareholders' Meeting Date without the prior written consent of PerfectMarket, nor shall MetroBeat adjourn the Shareholders' Meeting without the prior consent of PerfectMarket, unless such adjournment is due to the lack of a quorum, in which case the Chairman of the Shareholders' Meeting shall announce at such meeting the time and place of the adjourned meeting. As soon as practicable after the execution of this Agreement, MetroBeat shall prepare and distribute to its shareholders a Proxy or Information Statement for purposes of soliciting the approval of the shareholders of MetroBeat of this Agreement, the Plan of Merger or the Certificate of Merger and the transactions contemplated hereby and thereby. MetroBeat shall use its best efforts to cause the Proxy or Information Statement to comply with applicable federal and state securities law requirements. The Proxy or Information Statement shall be subject to prior review and approval by PerfectMarket. The Proxy or Information Statement shall contain the unanimous recommendation of the Board of Directors of MetroBeat that the MetroBeat shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of MetroBeat.

     5.4  NOTIFICATION OF CERTAIN MATTERS.  MetroBeat and the Principal
          -------------------------------
Shareholder shall give prompt notice to PerfectMarket, and PerfectMarket and Sub shall give prompt notice to MetroBeat, of the occurrence, or pending or threatened occurrence or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, or (b) any material failure of MetroBeat or PerfectMarket and Sub (as the case may be), or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Each party shall use all reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

     5.5  CONSENTS.  Each of PerfectMarket and MetroBeat shall promptly apply
          --------
for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals, including all MetroBeat Third-Party Consents, required to be obtained by it for the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of MetroBeat substantially as presently conducted and as contemplated to be conducted.

     5.6  REASONABLE EFFORTS.
          ------------------

          (a) MetroBeat and the Principal Shareholder shall each use its or his reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. MetroBeat shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on MetroBeat with respect to the Merger and will promptly cooperate with and furnish information to PerfectMarket in connection with any such requirements imposed upon PerfectMarket, Sub or any other subsidiary of PerfectMarket in connection with the Merger. MetroBeat shall take all reasonable actions to obtain (and to cooperate with PerfectMarket and its subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, required to be obtained or made by MetroBeat (or by PerfectMarket or its subsidiaries) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement, by the Plan of Merger or the Certificate of Merger, and to defend all lawsuits or other legal proceedings challenging this Agreement, the Plan of Merger or the Certificate of Merger, or the consummation of the transactions contemplated hereby and thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby and thereby, and to effect all necessary registrations and filings and submissions or information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

          (b) Each of PerfectMarket and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to MetroBeat and the Principal Shareholder in connection with any such requirement imposed upon MetroBeat in connection with the Merger. PerfectMarket and Sub shall take all reasonable actions to obtain (and to cooperate with MetroBeat in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity required to be obtained or made by PerfectMarket or any of its subsidiaries (or by MetroBeat) in connection with the Merger or the taking of any action contemplated by this Agreement, by the Plan of Merger or the Certificate of Merger, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and by the Plan of Merger and the Certificate of Merger, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and by the Plan of Merger and the Certificate of Merger, and to effect all necessary registrations and filings and submissions of information requested by any Governmental Entity, and to fulfill all conditions to this Agreement.

     5.7  PUBLIC ANNOUNCEMENTS.  Each party will consult in advance with the
          --------------------
other concerning the timing and content of any announcements, press releases and public statements concerning the Merger and will not make any such announcement, release or statement without the other's consent; provided, however, that
                                                  --------  -------
PerfectMarket may make any public statement concerning the Merger without MetroBeat's consent if, in the opinion of counsel for PerfectMarket, such statement or announcement is required or advisable to comply with applicable law.

     5.8  TAX RETURNS AND INCOME TAX LIABILITY. The Principal Shareholder shall
          ------------------------------------
timely file all federal and state income tax returns for taxable periods ending on or prior to the Effective Time and have paid or will pay all Taxes attributable to such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by PerfectMarket. After the Effective Time, PerfectMarket and MetroBeat, on the one hand, and the former shareholders of MetroBeat, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of MetroBeat for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.9   SUPPORT OF EVENT LISTINGS BUSINESS.  After the Closing, PerfectMarket
           ----------------------------------
agrees to commit to providing to the MetroBeat operations design, technical and marketing resources, including an initial agreement by PerfectMarket to provide $1.5 million in funding for the events listing business. In connection therewith, PerfectMarket acknowledges that it intends, after the Closing, to perform the following:

           (a) to spend not less than $5,000 per month for a period of four months and up to $10,000 per month in both Los Angeles and San Francisco in fiscal 1996 to set the ground work for future entry in those markets, including performing the photography and site information collection to reduce the time necessary to launch an events listing service, if PerfectMarket so determines, in those markets;

           (b) to provide up to $75,000 in order to complete the development, testing and debugging of MetroBeat 2.0 and to put the MetroBeat service on a faster computer platform, and provide reasonably necessary computer support and database administration to accomplish this objective;

           (c) to support with PerfectMarket staff the design and interface design for the development of MetroBeat 2.0 and an integrated
MetroBeat/PerfectMarket offering; and

           (d) to cooperate with the Principal Shareholder in the development of a dynamic event listings in markets targeted by PerfectMarket in its sole discretion.

     5.10  PAYMENT OF LIABILITIES.  Within thirty (30) days after the
           ----------------------
Closing, PerfectMarket agrees to pay the liabilities of MetroBeat to Davies, Joshua White and the American Broadcasting Corporation in the aggregate amount not to exceed $[*].

     5.11  PAYMENT OF LEGAL EXPENSES.  Within thirty (30) days after the
           -------------------------
Closing, PerfectMarket agrees to pay the reasonable legal expenses of MetroBeat incurred by it in connection with the transactions contemplated by this Agreement, the Plan of Merger and the Certificate of Merger.

     5.12  "METROBEAT" MARK.  In the event that the Principal Shareholder's
            ---------------
employment is terminated by either party for any reason under the Employment Agreement, PerfectMarket shall assign the mark "MetroBeat" to the Principal Shareholder on the first anniversary of such termination, provided, that,
                                                          --------  ----
PerfectMarket shall have failed to use such mark for at least three years prior thereto.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SECTION 6
                             CONDITIONS PRECEDENT

     6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) Shareholder Approval.  This Agreement, the Plan of Merger and the
              --------------------
Certificate of Merger and all the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of the holders of the outstanding shares of MetroBeat Common Stock as required by applicable law and by MetroBeat's Certificate of Incorporation and Bylaws.

          (b) Legal Action.  No temporary restraining order, preliminary
              ------------
injunction or permanent injunction or other order preventing the consummation of the Merger or the transactions contemplated by this Agreement shall have been issued by any Governmental Entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against MetroBeat, the Surviving Corporation or PerfectMarket if the Merger is consummated, shall be pending which, in the good faith judgment of MetroBeat's or PerfectMarket's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such order, injunction or relief would have a Material Adverse Effect on MetroBeat. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have any such order or injunction lifted.

          (c) Statutes.  No action shall have been taken, and no statute, rule,
              --------
regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would (i) make the consummation of the Merger illegal, (ii) prohibit PerfectMarket's or MetroBeat's ownership or operation of all or a material portion of the business or assets of MetroBeat, or PerfectMarket and its subsidiaries taken as a whole, or compel PerfectMarket or MetroBeat to dispose of or hold separate all or a material portion of the business or assets of MetroBeat, or PerfectMarket and its subsidiaries taken as a whole, as a result of the Merger or (iii) render PerfectMarket, Sub, MetroBeat or the Principal Shareholder unable to consummate the Merger.

          (d) Financing. PerfectMarket shall have closed its next round of
              ---------
equity financing.

     6.2  CONDITIONS TO OBLIGATIONS OF PERFECTMARKET AND SUB.  The obligations
          --------------------------------------------------
of PerfectMarket and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by PerfectMarket and Sub:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of MetroBeat and the Principal Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and PerfectMarket shall have received a certificate signed by the Principal Shareholder in his individual capacity and each of the President and Treasurer of MetroBeat on behalf of MetroBeat to such effect on the Closing Date.

          (b) No Material Adverse Effect.  There shall have been no Material
              --------------------------
Adverse Effect on MetroBeat from the date of this Agreement through the Closing Date, and PerfectMarket shall have received a certificate signed by the Principal Shareholder in his individual capacity and each of the President and Treasurer of MetroBeat on behalf of MetroBeat to such effect on the Closing Date.

          (c) Opinion of Counsel to MetroBeat.  PerfectMarket shall have
              -------------------------------
received written opinions dated as of the Closing Date of Rosalind Lichter or Jed Alpert, counsel to MetroBeat, substantially in the form attached as Exhibit
                                                                        -------
E hereto.
-

          (d) Performance of Obligations of MetroBeat.  MetroBeat and the
              ---------------------------------------
Principal Shareholder shall have performed all obligations and covenants required to be performed by it under this Agreement, the Plan of Merger and the Certificate of Merger prior to the Closing Date, and PerfectMarket shall have received a certificate signed by the Principal Shareholder in his individual capacity and each of the President and Treasurer of MetroBeat on behalf of MetroBeat to such effect on the Closing Date.

          (e) Approvals and Consents.  All authorizations, consents, orders or
              ----------------------
approvals of, or declarations or filings with, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, and PerfectMarket shall have received duly executed copies of all MetroBeat Third-Party Consents in form and substance satisfactory to PerfectMarket.

          (f) FIRPTA.  PerfectMarket shall have received a properly executed
              ------
Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which states that shares of capital stock of MetroBeat do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying PerfectMarket's obligations under Treasury Regulation
Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, MetroBeat shall have provided to PerfectMarket a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for PerfectMarket to deliver such notice to the Internal Revenue Service on behalf of MetroBeat. Such FIRPTA Notification Letter and form of notice shall be in substantially the form attached hereto as Exhibit F.
                                          ---------

          (g) Resignation of Officers and Directors.  The officers and directors
              -------------------------------------
of MetroBeat in office immediately prior to the Effective Time shall have resigned as officers and directors of the Surviving Corporation effective as of the Effective Time.

          (h) Employment Agreements.  All employment agreements entered into by
              ---------------------
MetroBeat with any of its employees shall have been terminated in full and be of no further force and effect as of the Effective Time and no payments shall be due thereunder. Such terminations shall be pursuant to documentation reasonably satisfactory to PerfectMarket.

          (i) Employee Retention.  PerfectMarket shall be satisfied in its sole
              ------------------
discretion (exercised reasonably and in good faith) that a sufficient core group of employees (including the

Principal Shareholder) at MetroBeat are ready, willing and able to remain with MetroBeat and PerfectMarket following the transaction to enable the continued operation of MetroBeat's business.

          (j) Employment and Noncompetition Agreement.  PerfectMarket shall have
              ---------------------------------------
received the executed employment and noncompetition agreement, substantially in the form attached hereto as Exhibit G (the "Employment Agreement"), of the
                            ---------
Principal Shareholder.

          (k) Shareholder's Representation Statement.  All shareholders of
              --------------------------------------
MetroBeat shall have executed and delivered a Shareholder's Representation Statement, substantially in the form attached hereto as Exhibit H.
                                                        ---------

          (l) Hells Kitchen Systems.  PerfectMarket shall have received
              ---------------------
clarification to its satisfaction of the status of Hells Kitchen Systems, Inc. as a shareholder of MetroBeat.

     6.3  CONDITIONS TO OBLIGATIONS OF METROBEAT.  The obligation of MetroBeat
          --------------------------------------
to effect the Merger is subject to the satisfaction of the following conditions, unless waived by MetroBeat:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of PerfectMarket and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date. MetroBeat shall have received a certificate signed by an officer of each of PerfectMarket and Sub to such effect on the Closing Date.

          (b) Performance of Obligations of PerfectMarket and Sub.
              ---------------------------------------------------
PerfectMarket and Sub shall have performed all obligations and covenants required to be performed by them under this Agreement, the Plan of Merger and the Certificate of Merger prior to the Closing Date, and MetroBeat shall have received a certificate signed by an officer of PerfectMarket to such effect on the Closing Date.

          (c) Approvals and Consents.  All authorizations, consents, orders or
              ----------------------
approvals of, or declarations or filings with, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (d) No Material Adverse Effect.  There shall have been no Material
              --------------------------
Adverse Effect on PerfectMarket from the date of this Agreement through the Closing Date, and MetroBeat shall have received a certificate signed by the Chief Executive Officer of PerfectMarket to such effect on the Closing Date.


                                   SECTION 7
                                INDEMNIFICATION

     7.1  INDEMNIFICATION.  From and after the Closing Date, PerfectMarket, Sub
          ---------------
and the Surviving Corporation, and the respective officers, directors, employees, shareholders, assigns and successors and the affiliates of the foregoing persons and entities (individually, an "Indemnified Person" and collectively, "Indemnified Persons"), shall be held harmless from and against and in respect of any and all claims, demands, lawsuits, actions, causes of actions, administrative proceedings (including informal proceedings), losses, assessments, costs, damages, punitive damages, judgments, liabilities (including sums paid in settlement of claims), penalties, fines, interest (including interest from the date of such damages), and costs and expenses including reasonable legal fees and disbursements of every kind, nature and description (collectively "Damages") that arise or result from or relate to, directly or indirectly, any breach of any of the representations, warranties, and covenants given or made by MetroBeat and the Principal Shareholder in this Agreement or any certificate, document, or instrument delivered by or on behalf of MetroBeat pursuant hereto.

      7.2  PROCEDURES.  The Indemnified Person shall promptly notify Mr. Mark
           ----------
Davies, as agent of the shareholders of MetroBeat hereunder (the "Shareholder's Agent"), in writing of the existence of any claim, demand or other matter (a "Claim") involving Damages to which the indemnification obligations in this
Section 7 would apply. The Shareholders' Agent and each Indemnified Person agrees to cooperate with the other in determining the validity of any such Claim. If such Claim relates to a claim or demand asserted by a third party, the Shareholders' Agent shall have the right at its expense to employ counsel to defend such claim or demand and the Indemnified Person shall have the right at its expense, but not the obligation, to participate in the defense of any such claim or demand. So long as the Shareholders' Agent is defending such Claim in good faith, the Indemnified Person will not settle such claim or demand without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. The Indemnified Person shall make available to the Shareholders' Agent all records and other materials reasonably required by it in contesting a claim or demand asserted by a third party against the Indemnified Person and shall cooperate in the defense thereof.

      7.3  RIGHT OF SET-OFF. To the extent, but only to the extent, that any
           ----------------
Indemnified Person would be entitled to indemnification for Damages under this
Section 7, PerfectMarket shall have an express right of set-off of such Damages against any future obligations of PerfectMarket to make any payments under this Agreement to the former shareholders of MetroBeat. In the event that on a Payment Date there are Claims pending under this Section 7, the payment to be made on such Payment Date shall be deferred, to the extent of such pending Claims, until resolution of such pending Claims. The Company agrees that it shall first seek to recover indemnification for any Damages under this Section 7 by seeking to secure shares of Series B Preferred issued to the former shareholders of MetroBeat pursuant to this Agreement and thereafter to seek recovery against any other assets of such shareholders.

      7.4  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  For purposes
           -----------------------------------------------------
of asserting Claims under this Section 7, all representations, warranties and covenants made by MetroBeat in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until (i) the First Anniversary or (ii) with respect to the representations, warranties and covenants set out in Section 3.16 (Taxes) and Section 3.22 (Environmental Matters), until expiration of the applicable statute of limitations; provided, however, that the indemnification obligations under this
Section 7 shall continue in effect after the applicable termination date with respect to any Claim pending as of such date until the final resolution of any such pending Claim. All representations, warranties and covenants made by PerfectMarket pursuant to this Agreement or in any document delivered pursuant hereto shall survive for a period of one year after the Closing.

                                   SECTION 8
                                  TERMINATION

     8.1  TERMINATION.
          -----------

          (a) This Agreement may be terminated at any time prior to the Effective Time:

               (i) by mutual agreement of the Boards of Directors of PerfectMarket and MetroBeat;

               (ii) by PerfectMarket on or after the tenth business day following delivery of written notice thereof to MetroBeat, if there has been a material breach by MetroBeat or the Principal Shareholder of any representation, warranty, covenant or agreement set forth in this Agreement on the part of MetroBeat that remains uncured as of such sixth business day;

               (iii) by MetroBeat on or after the tenth business day following delivery of written notice thereof to PerfectMarket, if there has been a material breach by PerfectMarket or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of PerfectMarket or Sub that remains uncured as of such sixth business day;

               (iv) by PerfectMarket or MetroBeat, if the Merger shall not have been consummated on or before July 31, 1996; or

               (v) by PerfectMarket or MetroBeat if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

          (b) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     8.2  EXPENSES.  Whether or not the Merger is consummated, except as
          --------
otherwise set forth herein all costs and expenses incurred in connection with this Agreement, the Plan of Merger, the Certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

     8.3  PROCEDURE AND EFFECT OF TERMINATION.  In the event of termination of
          -----------------------------------
this Agreement as provided in this Section 8, the terminating party shall provide written notice of such termination to the other party and the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in the Non-Disclosure Agreement and in Sections 3.29 (Brokers; Finders), 4.5 (Brokers; Finders), 5.7 (Public Announcements), 8 (Termination) and 9 (General Provisions) of this Agreement shall survive. Notwithstanding the foregoing, in the event of a termination of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of any party with respect to any breaches hereof by any other party.


                                   SECTION 9
                              GENERAL PROVISIONS

     9.1  AMENDMENT.  This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Closing, provided that, no amendment shall be made which by law requires the further approval of the shareholders of MetroBeat without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2  EXTENSION; WAIVER.  At any time prior to the Effective Time, each of
          -----------------
MetroBeat and PerfectMarket, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.3  ARBITRATION.  All disputes or controversies (whether of law or fact)
          -----------
of any nature whatsoever arising from or relating to this Agreement and the transactions contemplated hereby shall be decided by arbitration by the American Arbitration Association (the "Association") in accordance with the Commercial Arbitration Rules of the Association. The arbitrators shall be selected as follows: PerfectMarket and the Shareholders' Agent shall, within 30 days of the date of demand by either party for arbitration, each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator within 30 days after their appointment as party arbitrators. Each party reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization. In the event objection is made, the Association shall resolve any dispute regarding the propriety of an individual arbitrator acting in that capacity. The parties shall each bear the expenses of the arbitrator chosen by it, and shall bear one-half the expenses of the independent arbitrator. Hearings in the proceeding shall commence within 120 days of the selection of the neutral arbitrator. Arbitration shall take place in Los Angeles County, California. At the request of either party, arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in confidence under seal, available for the inspection only by the Association, the Shareholder's Agent and PerfectMarket and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable and legal nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or award rendered by the arbitrators may be entered as a final and binding judgment in any court having jurisdiction thereof. Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require. The resolution of conflicts procedures set forth in this Section 9.3 are the parties' sole and exclusive methods for resolving disputes arising out of this Agreement. Except as expressly set forth above, the parties agree to waive all rights to commence any action in law or equity arising out of this Agreement. The arbitrators shall be entitled to award the costs and expenses of the arbitration proceeding (including the arbitrators' fees and attorneys' fees) to the prevailing party.

     9.4  NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  If to PerfectMarket or Sub, to:

               PerfectMarket, Inc.
               4502 Dyer Street, Suite 201
               La Cresenta, CA  91214
               Attn.: Charles Conn
               Telecopy No.:  (818) 542-3837
               Telephone No.: (818) 542-3820

               with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304
               Attn:  Larry W. Sonsini, Esq.
               Telecopy No.:  (415) 493-6811
               Telephone No.: (415) 493-9300

          (b)  if to MetroBeat or the Principal Shareholder, to:

               MetroBeat, Inc.
               225 Lafayette Street
               New York, NY  10012
               Attn: Mark Davies
               Telecopy No.: (212) 925-1399
               Telephone No.: (212) 925-1426

               with a copy to:

               Rosalind Lichter
               Law Offices of Rosalind Lichter
               375 Greenwich Street

               New York, New York  10013
               Telecopy No.: (212) 941-4076
               Telephone No.: (212) 941-4075

     9.5   BROKER'S OR FINDER'S FEES.  MetroBeat agrees to indemnify
           -------------------------
PerfectMarket and Sub for any Broker's or Finder's Fees incurred by MetroBeat or any Shareholder in connection with the transactions contemplated by this Agreement, the Plan of Merger and the Certificate of Merger. PerfectMarket agrees to indemnify MetroBeat and the Principal Shareholder for any Broker's or Finder's Fees incurred by PerfectMarket or Sub in connection with the transactions contemplated by this Agreement, the Plan of Merger and the Certificate of Merger.

     9.6   INTERPRETATION.  When a reference is made in this Agreement to
           --------------
Sections, Schedules or Exhibits, such references shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7   COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     9.8   ENTIRE AGREEMENT.  This Agreement (including the Exhibits and the
           ----------------
Schedules), the Non-Disclosure Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     9.9   NO TRANSFER.  This Agreement and the rights and obligations set forth
           -----------
herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto, provided that Sub may assign all or any portion of its rights hereunder to any other newly-formed, wholly-owned subsidiary of PerfectMarket. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.10  SEVERABILITY. If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.11  OTHER REMEDIES. Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other.

      9.12  FURTHER ASSURANCES.  Each party agrees to cooperate fully with
            ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

      9.13  ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. No provision of this
            -----------------------------------------
Agreement is intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement.

      9.14  MUTUAL DRAFTING. This Agreement is the joint product of
            ---------------
PerfectMarket and MetroBeat, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of PerfectMarket and MetroBeat, and shall not be construed for or against any party hereto.

      9.15  GOVERNING LAW. This Agreement shall be governed in all respects,
            -------------
including validity, interpretation and effect, by the laws of the State of New York (without giving effect to its choice of law principles).

      9.16  EMPLOYEES.  The Company agrees that the employees of MetroBeat,
            ---------
for so long as they remain employees of PerfectMarket or any subsidiary of PerfectMarket subsequent to the Closing, shall be entitled to benefits (including stock options) comparable to the benefits received by other employees of PefectMarket or such subsidiaries who hold positions of comparable levels.

     IN WITNESS WHEREOF, PerfectMarket, Sub and MetroBeat have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Principal Shareholder have signed this Agreement in their respective individual capacities, all as of the date first written above.

                                   PERFECTMARKET, INC.


                                   By: /s/ Charles R. Conn III
                                      -------------------------------
                                      Name:   Charles Conn
                                      Title:  Chief Executive Officer


                                   MB ACQUISITION CORPORATION


                                   By: /s/ Charles R. Conn III
                                      -------------------------------
                                      Name:   Charles Conn
                                      Title:  Chief Executive Officer


                                   METROBEAT, INC.


                                   By: /s/ Mark Davies
                                      -------------------------------
                                      Name:   Mark Davies
                                      Title:  Publisher


                                   PRINCIPAL SHAREHOLDER


                                   /s/ Mark Davies
                                   ----------------------------------
                                   Mark Davies

                                   /s/ Joshua White
                                   ----------------------------------
                                   Joshua White

                                AMENDMENT #1 TO

                     AGREEMENT AND PLAN OF REORGANIZATION



     This Amendment (the "Amendment") to the Agreement and Plan of Reorganization, dated May 31, 1996, by and among PerfectMarket, Inc., a Delaware corporation ("PerfectMarket"), MB Acquisition Corporation, a New York corporation ("MB Acquisition"), MetroBeat, Inc., a New York corporation ("MetroBeat"), Mark Davies and Joshua White (the "Agreement"), is made as of June 21, 1996 among the same parties.

                                    RECITAL
                                    -------

     WHEREAS, the parties entered into the Agreement pursuant to which MB Acquisition shall be merged with and into MetroBeat such that MetroBeat becomes a wholly-owned subsidiary of PerfectMarket; and

     WHEREAS, the Agreement provided for the issuance by PerfectMarket of Series B Preferred Stock and/or cash with an aggregate value of $1,900,000 ("Purchase Price"); and

     WHEREAS, the parties desire to amend the Agreement to provide that the Purchase Price shall be decreased to $1,881,000.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1.   AMENDMENTS TO THE AGREEMENT.  The parties hereby agree that the
          ---------------------------
Agreement shall be amended as follows:

          1.1  Amendment to Section 2.2(e)(i).  Section 2.2(e)(i) of the
               ------------------------------
Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(i) Subject to Section 2.2(e)(iii) below, the Aggregate Consideration to be paid by PerfectMarket pursuant to the Merger shall be paid on such dates (each a "Payment Date") as follows: (A) at the Closing, $544,500 of Series B Preferred (valued as of the Closing Date as set forth below) shall be issued to the shareholders of MetroBeat; (B) on the first annual anniversary of the Closing (the "First Anniversary"), $445,500 of Series B Preferred (valued as of the First Anniversary as set forth below) (the "First Deferred Payment"); (C) on the second annual anniversary of the Closing (the "Second Anniversary"), $445,500 of Series B Preferred (valued as of the Second Anniversary as set forth below) (the "Second Deferred Payment"); and (D) on the third anniversary of the Closing (the "Third Anniversary"), $445,500 of Series B Preferred Stock (valued as of the Third Anniversary Date as set forth below) and/or cash shall be delivered to the shareholders of MetroBeat (the "Final Payment")."

          1.2  Amendment to Section 2.2(e)(iii). Section 2.2(e)(iii) of the
               --------------------------------
Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

               "(i) PerfectMarket shall issue a minimum of 247,500 shares and a maximum of 445,500 shares of its capital stock (as adjusted for stock splits, stock dividends and similar recapitalizations of PerfectMarket) to the shareholders of MetroBeat pursuant to this Section 2.2. If the shareholders elect cash for any portion of the Final Payment pursuant to
     Section 2.2(e)(ii), then both the minimum of 247,500 shares and the maximum of 445,500 shares shall be reduced by the number of shares equal to such minimum or maximum multiplied by the percentage equal to the amount of the cash payment elected by the shareholders as the numerator, and $1,881,000 million as the denominator. Such an adjustment shall not be applicable to any portion of the Final Payment PerfectMarket elects to make in cash. At the time PerfectMarket shall be obligated to deliver a cumulative aggregate amount to the shareholders of MetroBeat of 445,500 shares of capital stock in accordance with the provisions of this Section 2.2(e), all payment obligations of PerfectMarket in excess of such amount shall immediately terminate. In the event that PerfectMarket's payment obligations as calculated through the Final Payment shall be less than 247,500 shares of capital stock, PerfectMarket shall issue as part of the Final Payment such additional number of shares of capital stock as required such that the cumulative aggregate shares issued pursuant to this Section 2.2(e) shall equal 247,500 shares."

          1.3  Amendment to Section 5.10. Section 5.10 of the Agreement shall be
               -------------------------
deleted in its entirety and the following shall be substituted in lieu thereof:

     "Within thirty (30) days after the Closing, PerfectMarket agrees to pay the liabilities of MetroBeat to Davies, Joshua White and the American Broadcasting Corporation in the aggregate amount not to exceed [*]."

     2.   MISCELLANEOUS.
          -------------

          2.1  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.2  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS ENTERED INTO AND WHOLLY TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA BY CALIFORNIA RESIDENTS.

          2.3  Waivers and Amendments.  The rights and obligations of the
               ----------------------
parties under this Agreement may be amended, waived or discharged (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by a written instrument effecting such amendment, waiver or discharge signed by the Company and by Purchasers holding at least a majority of the Shares. Any amendment or waiver effected in

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          2.4  Titles and Subtitles.  The titles of the paragraphs and
               --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          2.5  Severability of this Agreement.  If any provision of this
               ------------------------------
Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          2.6  Delays or Omissions.  It is agreed that no delay or omission to
               -------------------
exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

          2.7  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.


                                   PERFECTMARKET, INC.



                                   By: /s/ Charles R. Conn III
                                      ----------------------------------------
                                      Charles Conn, Chief
                                      Executive Officer


                                   MB ACQUISITION CORPORATION


                                   By: /s/ Charles R. Conn III
                                      ----------------------------------------
                                      Charles Conn, Chief Executive Officer


                                   METROBEAT, INC.


                                   By: /s/ Mark Davies
                                      ----------------------------------------
                                      Mark Davies, Publisher


                                   PRINCIPAL SHAREHOLDER


                                        /s/ Mark Davies
                                   -------------------------------------------
                                   Mark Davies


                                        /s/ Joshua White
                                   -------------------------------------------
                                   Joshua White




                                  [AMENDMENT]

                                                                       EXHIBIT B
                                                                       ---------

                             CERTIFICATE OF MERGER
                                      OF
                          MB ACQUISITION CORPORATION
                            A NEW YORK CORPORATION,
                                     INTO
                                METROBEAT, INC.
                            A NEW YORK CORPORATION
               UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW


                                   ARTICLE I

     A. The names of the constituent corporations are MB Acquisition Corporation (the "Merged Corporation" or "Sub") and MetroBeat, Inc. ("MetroBeat")

     B. The surviving corporation shall be MetroBeat and following the Merger its name shall be MetroBeat, Inc. Metrobeat, as it exists from and after the effective time of the Merger shall be referred to as the "Surviving Corporation"

     C. As to the Merged Corporation, the number of shares outstanding which are entitled to vote on the merger is as follows:

     Common Stock                             1,000 shares outstanding

     D. As to Metrobeat, the number of shares of outstanding which are entitled to vote on the merger is as follows:

     Common Stock                             198 shares outstanding

     E. At the effective time of the Merger, the Articles of Incorporation of MetroBeat, Inc. prior to the effective time shall be the Articles of Incorporation of the Surviving Corporation.

                                  ARTICLE II

     A. The effective date of the merger shall be the date of filing of this certificate of merger.


                                  ARTICLE III

     A. The certificate of incorporation of Sub was filed by the Department of State of the State of New York on May 8, 1996.

     B. The certificate of incorporation of MetroBeat was filed by the Department of State of the State of New York on May 2, 1995.


                                  ARTICLE IV

     A. The merger was approved by Action of Unanimous Written Consent of the Board of Directors of Sub on May 21, 1996 and by Action by Written Consent of Sole Stockholder of Sub on May 21, 1996.

     B. The merger was approved by Action of Unanimous Written Consent of the Board of Directors of MetroBeat on May 20, 1996 and by Written Consent of the Shareholders of MetroBeat on May 20, 1996.

     C.   This Certificate of Merger may be signed in counterparts.

We affirm the statements contained herein as true under penalties of perjury.

Executed on June 21, 1996

                                   MB ACQUISITION CORPORATION
                                   a New York corporation


                                   By:       /s/ Charles Conn
                                        --------------------------------
                                        Name:  Charles Conn
                                        Title:  President


                                   By:       /s/ Jeffrey Brewer
                                        --------------------------------
                                        Name:  Jeffrey Brewer
                                        Title:  Secretary


                                   METROBEAT, INC.
                                   a New York corporation


                                   By:       /s/ Mark Davies
                                        --------------------------------
                                        Name:  Mark Davies
                                        Title:  President


                                   By:       /s/ Joshua White
                                        --------------------------------
                                        Name:  Joshua White
                                        Title:  Secretary

                                                                       EXHIBIT C
                                                                       ---------

              CORRECTED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              PERFECTMARKET, INC.

                            A DELAWARE CORPORATION

     PerfectMarket, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, hereby corrects the previously filed Restated Certificate of Incorporation as follows: (i) the phrase "thirty million, four hundred thirty nine thousand, seven hundred eighteen (30,439,718)" in the third and fourth lines of the first paragraph of
Article IV shall be deleted and the phrase "thirty million, four hundred thirty one thousand, seven hundred eighteen (30,431,718)" shall be inserted in lieu thereof; (ii) the phrase "five million, four hundred thirty nine thousand seven hundred eighteen (5,439,718)" in the fifth and sixth line of the first paragraph of Article IV shall be deleted and the phrase "five million, four hundred thirty one thousand, seven hundred eighteen (5,431,718)" shall be inserted in lieu thereof; and (iii) the number "3,198,540" in the third line of the second paragraph of Article IV shall be deleted and the phrase "3,190,540" shall be inserted in lieu thereof. The Corrected and Restated Certificate of Incorporation shall read as follows:

                                   EXHIBIT C
                                   ---------



                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              PERFECTMARKET, INC.

                            A DELAWARE CORPORATION


     PerfectMarket, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:    The original Certificate of  Incorporation of the Corporation was
filed with the Secretary of State of the State of Delaware on September 20, 1995, amended by the Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 27, 1995.

     SECOND:   This  Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     THIRD:    This Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH:   The Restated Certificate of Incorporation, of this Corporation is amended and restated in its entirety to read as follows:

                                      I.

     The name of the Corporation is PerfectMarket, Inc..

                                      II.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                     III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     IV.

     The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock" all of which shall have a par value of $0.01 per share. The total number of shares which the Corporation is authorized to issue is thirty million, four hundred thirty one thousand, seven hundred eighteen (30,431,718) shares. Twenty five million (25,000,000) shares shall be Common Stock and five million, four hundred thirty one thousand seven hundred eighteen (5,431,718) shares shall be Preferred Stock.

     1,791,178 shares of Preferred Stock shall be designated "Series A Preferred Stock" (hereinafter "Series A Preferred"), 450,000 shares of Preferred Stock shall be designated "Series B Preferred Stock" (hereinafter "Series B Preferred"), and 3,190,540 shares of Preferred Stock shall be designated "Series C Preferred Stock" (hereinafter "Series C Preferred" and together with the Series A Preferred and Series B Preferred, the "Preferred Stock"). The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:

     1.   LIQUIDATION PREFERENCE.  (a)  At any time, in the event of any of the
          ----------------------
following occurrences (a "Transaction"):

          (i) Any dissolution of the Corporation, followed by the liquidation and winding up of the Corporation;

          (ii) Any liquidation or winding up of the Corporation as a result of a bankruptcy, reorganization or similar proceeding;

          (iii) Any foreclosure by creditors of the Corporation on all or substantially all of the assets or equity interests in the Corporation; or

          (iv) An acquisition, merger or consolidation of the Corporation in which more than 50% of the outstanding capital stock of the Company is being acquired for cash and the price per share of Common Stock (on a fully diluted basis) is below the Conversion Price (as defined in Section 2 below) then in effect;

the Corporation shall take appropriate steps in connection with such Transaction to ensure that the assets of the Corporation available for distribution shall be distributed at the closing of the Transaction in the order and priority as follows:

          (i) the holders of the Preferred Stock shall receive ratably (based on their respective preference amounts) an amount per share equal to the price for which such share of

Preferred Stock was originally issued, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus any declared and unpaid dividends on the Preferred Stock; and

          (ii) all remaining assets available for distribution shall be distributed pro rata among the holders of the Common Stock based on the number of shares held by each.

If upon the occurrence of a Transaction, the assets and funds thus distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the liquidation preference amount each holder is otherwise entitled.

     (b) With respect to any Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

          (i) Securities not subject to investment letter or other similar restrictions on free marketability:

               (A) If traded on a securities exchange or through Nasdaq, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

               (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

               (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

          (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     (c) In the event the requirements of this Section 1 are not complied with, this Corporation shall forthwith either:

          (i) cause such closing to be postponed until such time as the requirements of this Section 1 have been complied with; or

          (iii) cancel such Transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 1(d) hereof.

     (d) The Corporation shall give each holder of record of Preferred Stock written notice of such impending Transaction not later than twenty (20) days prior to the stockholder's meeting called to approve such Transaction, or twenty
(20) days prior to the closing of such Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Transaction. The first of such notices shall describe the material terms and conditions of the impending Transaction and the provisions of this Section 1, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     2.   CONVERSION.  The holders of the Preferred Stock have conversion rights
          ----------
as follows (the "Conversion Rights"):

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined: in the case of the Series A Preferred, by dividing $0.90446 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; in the case of the Series B Preferred, by dividing $3.4665 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of the conversion; and in the case of Series C Preferred, by dividing $3.4665 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of the conversion.
The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $0.90446 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $3.4665 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of the Series C Preferred (the "Series C Conversion Price") shall initially be $3.4665 per share of Common Stock. The term "Conversion Price," as used herein shall refer to the respective Conversion Price of each series of Preferred Stock. Each such Conversion Price shall be subject to adjustment as hereinafter provided. Upon conversion, all declared and unpaid dividends on the Preferred Stock shall be paid, to the extent funds are legally available therefor, either in cash or in shares of Common Stock of the Corporation, at the election of the Corporation, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined in good faith by the Board.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Price upon: (i) the closing of a firm underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Corporation's Common Stock with an aggregate net proceeds (after deduction of underwriter's discounts and commissions and offering expenses) to the Company of not less than $20,000,000, the price per share to the public of which was not less than $7.70 per share (a "Qualified IPO"); or
(ii) the written election of holders of not less than a majority of the then outstanding Preferred Stock and a majority of the then outstanding Series C Preferred. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c) Mechanics of Conversion. No fractional shares of Common Stock
              -----------------------
shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled (after aggregating all shares of Preferred Stock held by such holder such that the maximum number of whole shares of Common Stock is issued to such holder upon conversion), the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph (b) hereof, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

     The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, on the date of closing of the offering or the date of written election to convert, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments of the Conversion Price.
               -----------------------------------

               (i) If the number of shares of Common Stock outstanding at any time after the date upon which any shares of Series C Preferred were first issued (the "Original Issue Date") is increased by split or subdivision of the outstanding shares of Common Stock or the receipt by holders of Common Stock of a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

               (ii) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (iii) If at any time or from time to time the Corporation distributes to all holders of the Corporation evidences of indebtedness or assets of the Corporation (other than cash dividends), the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the amount of such evidences of indebtedness or assets of the Corporation as such holders of Preferred Stock would have been entitled to receive had they converted their shares of Preferred Stock into shares of Common Stock immediately prior to such distribution.

          (e)  Adjustments for Certain Corporate Transactions.  If the Common
               ----------------------------------------------
Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock of the Corporation or another corporation, whether by merger, consolidation, sale of all or substantially all of the assets of the Corporation, liquidation, capital reorganization, reclassification or otherwise (other than a dividend, subdivision, combination or consolidation of shares provided for above) (a "Reorganization"), the Conversion Price then in effect shall, concurrently with the effectiveness of such Reorganization, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock of the Corporation or other corporation, as the case may be, equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of such shares of Preferred Stock immediately before such Reorganization. Furthermore, in the event of an acquisition, merger or consolidation of the Corporation whereby the Corporation's stockholders of record immediately prior to such acquisition, merger or consolidation hold less than 50% of the voting power of the surviving entity immediately after such acquisition, merger or consolidation and (i) such acquisition, merger or consolidation shall be effected in such a way that the holders of the Corporation's Common Stock shall be entitled to receive stock, securities or assets other than cash and (ii) the surviving entity is not subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Act of 1934, as amended, immediately after such acquisition, merger or consolidation, appropriate provisions shall be made with respect to the rights and interests of holders of Preferred Stock to the end that the rights, preferences and privileges of the Preferred Stock as set forth in this Restated Certificate, as applicable (including without limitation provisions for adjustments of the Conversion Price), shall thereafter be incorporated into any shares of stock or securities thereafter deliverable upon the exercise of such conversion rights.

          (f) Adjustment of Series C Conversion Price.  Upon conversion of any
              ---------------------------------------
shares of Series C Preferred to Common Stock in accordance with this Section 2, the Series C Conversion price shall be adjusted to the extent necessary to an amount equal to the following:

              Series C Conversion Price = $45 million
                                         --------------------------------------
                                         Measurement Shares plus Option Shares

For purposes of this Section 2(f), (i) the term "Measurement Shares" shall equal 10,690,196 shares of Common Stock (as adjusted for stock splits, stock dividends or similar recapitalizations after the Original Issue Date) and (ii) the term "Option Shares" shall equal the 2,291,181 shares of Common Stock issuable upon exercise of stock options ("Original Issue Date Options") outstanding as of the Original Issue Date less such number of Option Shares that were subject to Original Issue Date Options that were canceled as a result of the termination of employment or consulting services on or prior to the date of conversion of the Series C Preferred (as adjusted for stock splits, stock dividends or similar recapitalizations after the Original Issue Date).

          (g) No Fractional Shares as to Adjustments.  No fractional shares
              --------------------------------------
shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (h) No Impairment.  The Corporation will not, by amendment of its
              -------------
Restated Certificate of Incorporation or through any Reorganization, issue or sell securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (i) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment of the Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

     3.   MANDATORY REDEMPTION.
          --------------------

          (a) The Corporation shall redeem, from any source of funds legally available therefor, all then outstanding shares of Series C Preferred on the ten-year anniversary date (the "Redemption Date") of the Original Issue Date. The Corporation shall effect such redemption on the Redemption Date by paying in exchange for the outstanding shares of Series C Preferred Stock cash in the amount equal to the liquidation value of such shares pursuant to Section 1 above (the "Redemption Price").

          (b) At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or her certificate or certificates representing the Series C Preferred (the "Redemption Notice"). Except as provided in Section 3(c) below, on or after the Redemption Date, each holder of Series C Preferred shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

          (c) From and after the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holders of shares of Series C Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series C Preferred, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of Series C Preferred based on their holdings of Series C Preferred. The shares of Series C Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Preferred such funds will immediately be used to redeem the balance of the shares to the extent of such additional funds until all shares of Series C Preferred are redeemed.

          (d) At least ten days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series C Preferred with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Series C Preferred, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or her share certificate to the Corporation pursuant to Section 3(b) above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares of Series C Preferred shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 2 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          (e) Notwithstanding anything to the contrary in this Section 3, in the event the Corporation is precluded by applicable law from redeeming any of the Series C Preferred hereunder, the Corporation shall redeem such Series C Preferred at the earliest date permitted under applicable law.

          (f) The provisions of this Section 3 shall terminate upon the closing of a Qualified IPO.

     4.   VOTING RIGHTS.
          -------------

          (a) General.  Except as otherwise provided herein or required by law,
              -------
the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having a general voting power and not separately as a class. Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

          (b) The holders of Series C Preferred voting together as a separate class shall have the right to elect one (1) member of the Board of Directors until the earlier of (i) a Qualified IPO or (ii) at such time as the outstanding Series C Preferred (including shares of Common Stock issuable upon conversion of the Series C Preferred) shall be less than five percent (5%) of the then outstanding Common Stock of the Company (including shares of Common Stock issuable upon conversion, exchange or exercise of securities convertible into or exercisable for or exchangeable for Common Stock). In the event that the Board of Directors is increased after the Original Issue Date to a number of members greater than ten (10), then for purposes of the preceding sentence, the holders of Series C Preferred voting together as a separate class shall have the right
(i) to elect two (2) members of the Board of Directors so long as the total number shall be between 11 and 13 and (iii) to elect a number of directors equivalent to the number of directors that could be elected by the holders of Series C Preferred by cumulative voting in the event the total number of directors exceeds 13.

          (c) Protective Provisions.  So long as any shares of Series C
              ---------------------
Preferred remain outstanding, the Corporation shall not, without the vote or written consent of not less than a majority of such outstanding shares of Series C Preferred voting together as a single class:

              (i) Increase or decrease the total number of authorized shares of Series C Preferred;

              (ii) Alter or change by amendment to this Restated Certificate of Incorporation or otherwise the terms and provisions of the Series C Preferred or any other terms so as to affect adversely the rights, preferences or privileges of the Series C Preferred; or

              (iii) Create or issue any new shares or any other securities convertible into equity securities of the Corporation having a preference senior to the Series C Preferred with respect to voting, dividends, redemption or upon liquidation.

     5.   STATUS OF CONVERTED STOCK.  In case any shares of Preferred Stock
          -------------------------
shall be converted pursuant to Section 2 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation. From time to time, this Restated Certificate of Incorporation shall be appropriately revised to reflect the corresponding reduction in the Corporation's authorized capital stock.

                                      V.

     The Board is expressly authorized to make, alter or repeal Bylaws of the Corporation, but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

                                      VI.

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                     VII.

          (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

          (c) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          FIFTH: That thereafter, pursuant to a resolution of its Board of Directors, the foregoing resolutions were submitted to the stockholders of the Corporation for their approval by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, by which written consent the necessary number of shares as required by statute were voted in favor of the amendment.

          SIXTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          SEVENTH: That written notice of said amendment was duly given to the stockholders of this corporation who did not consent in writing to the foregoing resolutions.

     IN WITNESS WHEREOF, PerfectMarket, Inc. has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Secretary this ______ day of May, 1996.



                                    ______________________________________
                                    Charles Conn
                                    President and Chief Executive Officer





ATTEST:


Jeffrey Brewer
Secretary

                                   EXHIBIT G
                                   ---------

                                METROBEAT, INC.
                             225 Lafayette Street
                                 June 7, 1996


PerfectMarket, Inc.
4502 Dyer Street, Suite 201
La Cresenta, CA  91214


Gentlemen:

     In connection with your acquisition of MetroBeat, Inc. (the "Company"), we are providing this representation letter and the attached notice to you in order to establish that the shares and rights to acquire shares of the Company are not a U.S. real property interest and accordingly no withholding is required pursuant to Internal Revenue Code Section 1445. We represent that, as of the date of this letter, no interest in the Company (other than interests solely as a creditor) constitutes a United States real property interest, as defined in
Section 897 of the Internal Revenue Code of 1986, as amended. This notice is provided to you in accordance with Treasury Regulation Section 1.897-2(h) in response to your request made pursuant to Treasury Regulation Section 1.1445-2(c)(3)(i).

     This letter constitutes authorization for PerfectMarket, Inc. as agent for the Company, to deliver a copy of this letter, along with the appropriate notification, to the Internal Revenue Service on behalf of the Company.

     Under penalties of perjury, the undersigned declares that the above information is correct to the best of my knowledge and belief.

                              Sincerely,



                              Mark Davies
                              President

Enclosure

                                METROBEAT, INC.
                             225 Lafayette Street
                           New York, New York 10012
                                 June 21,1996


Assistant Commissioner (International)
Director, Office of Compliance
OP:I:C:E:666
950 L'Enfant Plaza South, S.W.
COMSAT Building
Washington, D.C. 20024

     Re: Notice Required Under Treasury Regulation Section 1 897-2(h)(2)
         ---------------------------------------------------------------

Gentlemen:

     At the request of PerfectMarket, Inc. ("PerfectMarket"), in connection with their acquisition of MetroBeat, Inc. ("MetroBeat"), we provided the attached statement to PerfectMarket on June 7, 1996.

     (i) This notice is provided pursuant to the requirements of Treasury Regulation Section 1 .897-2(h)(2);

     (ii) The following information relates to the corporation providing the notice:


               Name              MetroBeat, Inc.
               Address           225 Lafayette Street
                                 New York, New York 10012

     Taxpayer Identification
     Number


     (iii) The attached statement was not requested by a foreign interest holder. It was voluntarily provided by MetroBeat in response to a request from PerfectMarket in accordance with Treasury Regulation
           Section 1.1445-2(c)(3)(i). The following information relates to PerfectMarket which requested the attached statement:

               Name              PerfectMarket, Inc.
               Address           4502 Dyer Street, Suite 201
                                 LaCresenta, CA 91214

Assistant Commissioner (International)
June ___ 1996
Page 2



               Taxpayer Identification
               Number                        95-4546874

     (iv) The interest in question (capital stock and rights to acquire capital stock of MetroBeat) is not a U. S. real property interest.

     Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to my knowledge and belief.

                              Sincerely,


                              /s/ Mark Davies
                              Mark Davies
                              President

Enclosure

                                                                       EXHIBIT H
                                                                       ---------
                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


     Agreement made on June 21, 1996, between PerfectMarket, Inc., a Delaware corporation (the "Company"), and Mark Davies ("Executive") and for purposes of Sections 1(d)(i) and1(e) only, Joshua White (the "Shareholder").

                                   RECITALS
                                   --------

     A. The Company, MetroBeat, Inc., a New York corporation ("MetroBeat"), MB Acquisition Corporation, a New York corporation and wholly-owned subsidiary of the Company ("Sub"), and the Executive have executed and delivered an Agreement and Plan of Reorganization dated May 31, 1996 (the "Reorganization Agreement"), providing for the acquisition of MetroBeat by the Company which became effective on the date hereof pursuant to a merger of Sub with and into MetroBeat.

     B. The Company and Executive desire to enter into certain agreements providing for Executive's employment with the Company on the terms hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment.  The Company agrees to employ Executive and Executive
          ----------
accepts such employment for the period beginning as of the date hereof and ending upon the earlier of (i) termination pursuant to paragraph 1(d) or 1(e) hereof or (ii) the date two (2) years from the date of this Agreement (the "Employment Period").

          (a) Services.  During the Employment Period, Executive will render
              --------
such services of an executive and administrative character to the Company and its affiliates as the Chief Executive Officer, President or Chief Operating Officer (or any officer of the Company who reports directly to any such person)(collectively, the "Senior Officers") may from time to time direct. Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company and its affiliates and will faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies. Executive will report to the Chief Executive Officer, or such other officer designated by the Chief Executive Officer, and shall faithfully and diligently comply with all of its reasonable and lawful directives. For purposes of this Agreement, the term "affiliates" means any corporation, limited partnership, limited liability company or other entity engaged in the same business as the Company or a related business, which is controlled by or under common control with the Company.

          (b) Salary.  During the Employment Period and thereafter as provided
              ------
in paragraph (d) below, the Company will pay Executive a base salary at the rate of not less than $[*] per annum (or such higher amount as the Board may
   -------------
establish from time to time). Executive's salary will be consistent with other officers of the Company with a similar level of responsibility and performance. Executive's base salary for any partial year will be prorated based upon the number of days elapsed in such year and will be payable in accordance with the Company's customary payroll practices.

          (c) Benefits.  In addition to the compensation described above in this
              --------
paragraph 1, Executive will be entitled during the Employment Period to the following benefits:

                  (i) such health insurance and other benefits as are available from time to time to the executive officers employees generally;

                  (ii) vacation, sick leave and personal time in accordance with the Company's vacation and absence policies as in effect from time to time;

                  (iii) reimbursement, upon submission of documentation in
              accordance with the Company's regular expense policies, for reasonable business expenses incurred on the Company's behalf by Executive; and

                  (iv) participation in any savings plan, 401(k) plan, profit sharing plan or pension plan as the Company may establish in the future for the Company's salaried employees generally.

          (d) Termination.  Executive's employment with the Company will
              -----------
continue until terminated by Executive's death, disability which cannot be reasonably accommodated, or termination of Executive's employment pursuant to any of the following provisions:

                  (i)   Termination by the Company without Cause; Constructive
                        ------------------------------------------------------
              Termination. The Company may at any time terminate Executive's
              -----------
              employment without Cause (as defined below) by giving Executive notice of the effective date of termination (which effective date may be the date of such notice). In the event of such termination or a Constructive Termination (as defined below), the Company shall be obligated to pay Executive continuing payments of base salary in accordance with paragraph (b) above at the rate in effect at the effective date of such termination for a period of twelve (12) months following the effective date of such termination (the "Salary Severance") and Executive and the other former shareholders of MetroBeat shall receive any remaining payments due to them under Section 2.2(e) of the Reorganization Agreement (without regard to Section 2.2(h) thereto) (the "Merger Payments"); provided that, in the event that Executive breaches any of the representations, warranties and covenants set forth in paragraphs 2 and 4 below, (x) with respect to the Salary Severance, the Company will have

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               no further obligation to make payments of the base salary following knowledge of such breach and may pursue all other available remedies, and the Executive shall be obligated to repay the Company the amount of Salary Severance within ten (10) days following delivery by the Company to Executive of written confirmation of such breach, and (y) (if the termination occurs within 24 months after the date hereof), with respect to the Merger Payments, Section 2.2(h) of the Reorganization Agreement shall apply and the Shareholder shall be obligated to return to the Company any shares required to be returned as set forth in said Section 2.2(h) of the Reorganization Agreement.

               As used in this Agreement, "Constructive Termination" shall mean the termination of Executive's employment by Executive if, during the Employment Period, one or more of the following events have occurred:

                       (A) without Executive's express written consent, the assignment to Executive of any duties or the reduction of Executive's duties, either of which results in a significant diminution in Executive's position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of Executive from such position and responsibilities; or

                       (B) any material breach by the Company of any material
               provision of this Agreement.

                  (ii) Termination by the Company for Cause.  A majority of the
                       ------------------------------------
               Board shall have the right to terminate Executive's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Executive written notice of the Cause and Executive shall have fifteen (15) days from the receipt of such notice to cure such Cause, to the extent such cause is curable. If the cause is not cured within fifteen days or the Cause is not curable, the Company shall give Executive written notice of the effective date of termination (which effective date may be the date of such notice):

                       (A) the willful breach of any provision of paragraphs
               1(a), 2 or 4 (including but not limited to a refusal to follow reasonable and lawful directives of the Board of Directors or the Senior Officers);

                       (B) any act of fraud or dishonesty with respect to any
               aspect of the Company's or any affiliate's business;

                       (C) continued use of illegal drugs;

                       (D) as a result of Executive's gross negligence or
               willful misconduct, Executive shall violate, or cause the Company to violate, any applicable federal or state securities or banking law or regulation and as a result of such violation, shall become, or shall cause the company or any affiliate to become the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege;

                    (E) as a result of Executive's gross negligence or willful misconduct, Executive shall commit any act that causes, or shall knowingly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; or

                    (F)  indictment for a felony.

               If a majority of the Board terminates Executive's employment for any of the reasons set forth above in this paragraph 1(d)(ii), the Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

          (e)  Voluntary Termination by Executive. In the event that Executive's
               ----------------------------------
employment with the Company is terminated by Executive (except as set forth in paragraph 1(d)(i)), the Company shall have no further obligations hereunder from and after the date of such termination. Upon termination of Executive's employment under this Section 1(e) within the Employment Period, Executive and the Shareholder shall relinquish their right to receive certain shares of the Company's capital stock or return shares to the Company, as the case may be, pursuant to Section 2.2(h) of the Reorganization Agreement.

     2.   Nondisclosure.  During the Employment Period and thereafter, Executive
          -------------
shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential or proprietary data of the Company. As an express condition of Executive's employment with the Company, Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's form of Employee Inventions and Confidentiality Agreement which is attached hereto as Exhibit A and incorporated
                                                      ---------
herein by reference.

     3.   Other Businesses.  During the Employment Period, Executive agrees that
          ----------------
he will not, directly or indirectly except with the express written consent of the Board, become engaged in, render services for, or permit his name to be used in connection with, or directly or indirectly counsel or consult with, any business other than the business of the Company and its affiliates.

     4.   Noncompetition.
          --------------

          (a) Executive agrees that, with respect to the Current Restricted Business (as defined on Exhibit B hereto):
                        ---------

                   (i) During the term he performs services for the Company and for a period of [*] after the termination thereof (for any reason), he will not interfere with the relationship of the Company and any employee, agent or representative.

                   (ii) During the term he performs services for the Company and for a period of [*] after the termination thereof (for any reason), he will not directly or indirectly interfere with the relationships of the Company with customers, dealers, distributors, vendors or sources of supply.

                   (iii) Executive further agrees that during the term he
               performs services for the Company and for a period of [*] after the termination thereof (for any reason) he will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any Current Restricted Business worldwide.

          (b) Executive agrees that, with respect to an Alternative Restricted Business (as defined on Exhibit B hereto):
                        ---------

                   (i) During the term he performs services for the Company and for a period of [*] after the termination thereof (for any reason), he will not interfere with the relationship of the Company and any employee, agent or representative.

                   (ii) During the term he performs services for the Company and for a period of [*] after the termination thereof (for any reason), he will not directly or indirectly interfere with the relationships of the Company with customers, dealers, distributors, vendors or sources of supply.

                   (iii) Executive further agrees that during the term he
               performs services for the Company and for a period of [*] after the termination thereof (for any reason) he will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any Alternative Restricted Business worldwide.

          (c) After discussing the matter with Executive, the Company shall have the right, subject to applicable law, to inform any other third party that the Company reasonably believes to be, or to be contemplating, participating with Executive or receiving from Executive assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Company

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

hereunder, and that participation by any such third party with Executive in activities in violation of this Section 4 may give rise to claims by the Company against such third party.

5.   Right of First Offer.
     --------------------

     (a) If, during the two (2) year period from the date thereof, the Company shall desire to effect a sale, disposition or other transfer (a "Transfer") of the New York operations of the Company consisting of the business of MetroBeat as currently being, or as may in the future be, conducted (the "New York Operations"), then the Company shall first submit a notice (the "Offering Notice") to the Executive specifying all of the material terms of the proposed Transfer, including the price being requested and the name and address of the proposed transferee (if any).

     (b) Within 15 days after receipt of an Offering Notice, Executive shall give notice to the Company stating whether Executive elects to acquire all of the New York Operations on the terms set forth in the Offering Notice. If Executive does not elect to acquire all of the New York Operations on the terms set forth in the Offering Notice, the Company may, for a period of 180 days from the end of such 15-day period, effect a Transfer of the New York Operations to a third party on terms no more favorable than the terms set forth in the Offering Notice. If the Company fails to effect such a Transfer to a third party within such 180-day period, the Company shall thereafter be required to submit another Offering Notice in order to effect any Transfer of the New York Operations under this Section 5.

     (c) The right of first offer set forth in this Section 5 shall be nonassignable by Executive.

     (d) Notwithstanding anything to the contrary in this Section 5, Perfect Market shall not be under any obligation to effect a Transfer.

     6.   Termination of Agreement.  This Agreement shall terminate on the
          ------------------------
second anniversary of the date hereof.

     7.   General Provisions.
          ------------------

          (a)  Notices.  Any notice provided for in this Agreement must be in
               -------
writing and must be either personally delivered, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service, to the recipient at the address below indicated:

               To the Company:

               PerfectMarket, Inc.
               4502 Dyer Street, Suite 201
               LaCresenta, CA  91214

               Attn:  Chief Executive Officer

               To Executive:

               At Executive's last known
               address as listed with
               the Company

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or if mailed, five days after so mailed.

          (b)  Severability. Whenever possible, each provision of this Agreement
               ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein except that any court having jurisdiction shall have the power to reduce the duration, area or scope of such invalid, illegal or unenforceable provision and, in its reduced form, it shall be enforceable.

          (c)  Complete Agreement. This Agreement (with all exhibits hereto) and
               ------------------
the Reorganization Agreement, which agreement is incorporated herein by reference, embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive and the Company [and, with respect to Sections 1(d)(i) and 1(e), the Shareholder], except that Executive may not assign any of his rights or obligations under this Agreement. The Company may assign its rights under this Agreement, as security, to any lender to the Company, and in the event of a sale of the stock, or substantially all of the stock, of the Company, or consolidation or merger of the Company into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest, in which event such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder.

          (e)  CHOICE OF LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION,
               -------------
VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF CALIFORNIA.

          (f) Remedies.  Each of the parties to this Agreement will be entitled
              --------
to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g) Amendments and Waivers.  Any provision of this Agreement may be
              ----------------------
amended or waived only with the prior written consent of Executive and a majority of the Board.

          (h) Absence of Conflicting Agreements.  Executive hereby warrants and
              ---------------------------------
covenants that his employment by the Company does not result in a breach of the terms, conditions or provisions of any agreement to which Executive is subject.

          (i) Survival.  No termination of Executive's employment by either or
              --------
both parties shall reduce or terminate Executive's covenants and agreements in paragraphs 2 and 4.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.



                                        PERFECTMARKET, INC.


                                        By:________________________________

                                           Name:  Charles Conn
                                           Title: President



                                        EXECUTIVE



                                        ___________________________________
                                        Mark Davies



                                        SHAREHOLDER


                                        ___________________________________
                                        Joshua White



                             (EMPLOYMENT AGREEMENT SIGNATURE PAGE - MARK DAVIES)

                                   EXHIBIT A

               EMPLOYEE INVENTIONS AND CONFIDENTIALITY AGREEMENT

               EMPLOYEE INVENTIONS & CONFIDENTIALITY AGREEMENT
               -------------------------------------------------

     ______________ ("Employee"), in consideration of his/her employment and/or continued employment with PERFECTMARKET, INC. ("PMI"), a Delaware corporation, and of the compensation paid for his/her services in the course of his/her employment, agrees as follows:

     1. Employee understands that PMI has no interest in and will not accept disclosure by Employee of any confidential information which belongs to a third party.

     2. During and after the employment by PMI, Employees agrees to keep secret and confidential, and will not disclose, transfer to others or use any proprietary information relating to the business or affairs of PMI (including its affiliates) or any third parties doing businesses with PMI which Employee may acquire during the course of his/her employment. Such information includes, but shall not be limited to, any information, software, sales approach, manufacturing technique, design, process, formula, development or experimental work, work in process, business, trade secret, or any other secret or confidential matter relating to the products, services, customers, suppliers, sales, or business affairs of PMI, as well as all information regarding the names, buying habits or practices or any of its customers, its marketing methods and related data, the names of any of its vendors or suppliers, cost of materials, the prices its obtains or has obtained or at which it sells or has sold its product or services, manufacturing and sales costs, lists or other written computerized records used in its business, compensation paid to employees and other terms of employment, and other confidential information concerning PMI's manner of operation, all of which are acknowledged by the parties hereto to be important and confidential trade secrets which are necessary for the successful conduct of PMI's business.

     3. Employee agrees that during his/her employment by PMI Employee: (a) will not render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, if it interferes with Employee's job duties at PMI in any way (b) will notify PMI if rendering any services of a business, professional or commercial nature to any other person or firm; or (c) will not engage in any activity competitive with or adverse to PMI's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation; or (d) will not undertake planning for or organization of any business activity competitive with PMI or combine or conspire with other employees or representatives of PMI for the purpose of organizing any such competitive business.

     4. Employee agrees that during his/her employment by PMI and for a period of one year thereafter, Employee will not, directly or indirectly, either for himself/herself or for others, do any of the following: (a) solicit, divert or take away or attempt to solicit, divert or take away any of PMI's customers; or
(b) induce or influence any person who is engaged as an employee or otherwise by PMI to terminate his or her employment or other engagement; or (c) undertake any employment or activity competitive with PMI wherein the fulfillment of the duties of the competitive employment or activity would call upon Employee to reveal or use any of its proprietary information.

     5. Employee recognizes that his/her knowledge of some of PMI's proprietary information may be so sensitive and so inter-related with his/her job activities that it will be difficult for Employee to work for another in similar employment without disclosure, advertent or inadvertent, of such proprietary information. Accordingly, Employee agrees that for the period of one year after termination of Employee's employment with PMI, if Employee intends to perform for him/herself or for others job duties in substantially the same manner of any job duties performed by Employee for PMI during the three years preceding the termination of his/her employment, Employee will advise PMI and any prospective employer of the areas of similarities so that there can be a joint determination of assurances that no proprietary information will be disclosed. Employee understands that he/she has the right to use or practice any skills or expertise generally associated with Employee's employment not special or unique to PMI.

     6. All inventions, discoveries, developments and improvements conceived or made by Employee, alone or with others, prior to Employee's employment by PMI are listed and described on the reverse side of this page. To the best of Employee's knowledge this list is complete (or if no items are so listed, Employee has nothing to so disclose). Employee understands that his/her failure to list any item will require that Employee demonstrate through clear, tangible evidence that Employee or his/her assigns own an item which PMI believes it owns. If it is determined that Employee owns any unlisted item, and PMI has expended monies to develop it, PMI shall be entitled to the use of same without royalty payments to Employee or his/her assigns.

     7. Employee will promptly and fully inform PMI of all inventions, discoveries, developments and improvements that Employee may conceive, discover, develop or make during Employee's employment, whether made solely or jointly with others, whether or not patentable, and whether or not such conception, discovery or making involves the use of PMI's time, facilities, equipment or personnel (collectively, "Inventions"). Employee acknowledges and agrees that all such Inventions relating to any work Employee performs for PMI or any business in which PMI is or intends to be engaged are "works for hire" under applicable law and shall belong to PMI. Emmployee further agrees to assign, and does hereby assign, to PMI all right, title and interest in and to any and all such Inventions and agree to execute all documents deemed necessary or desirable by PMI in connection therewith, including patent and/or copyright assignments, and to cooperate both during and after Employee's employment with PMI, at PMI's expense, in all further actions deemed necessary or desirable to confirm, register, protect or enforce PMI's right therein. Employee acknowledges that the foregoing assignment does not include any Invention unrelated to PMI's business or research which meets the requirements of Section 2870 of the California Labor Code.

     8. Employee also shall assign in writing any right to or interest Employee has in any PMI inventions to the United States government, if requested by PMI. This obligation will continue at all times after the termination of Employee's employment. If PMI cannot for any reason, including any mental or physical incapacity, secure Employee's signature to apply for or pursue any application for any United States or foreign letters patent, copyright, or trademark registrations (or on any document transferring ownership thereof) covering PMI inventions, Employee hereby irrevocably designates and appoints PMI and its officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf and stead to execute and file any such applications and documents, and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, or trademark registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in the PMI inventions and will survive Employee's death or disability. Employee hereby quitclaims to PMI all claims of any nature whatsoever Employee may now or hereafter have for infringement of any patents, copyright, or trademark resulting from or relating to any such application for letters patent, copyright, or trademark registrations.

     9. Upon termination of employment, or on demand at any time prior thereto, Employee agrees to deliver promptly to PMI all devices, data, models, samples, tools, equipment, designs, notes, reports, proposals, lists, boooks, correspondence, specifications, drawings, blueprints, sketches, materials and other written and graphical records (including all copies thereof) in Employee's possession or under his/her control relating to any product, business, work, customer, supplier, or other aspect of PMI.

     10. This Agreement contains the entire understanding of the parties concerning inventions and confidentiality, and supersedes any and all other agreements between them, whether oral or written, implied or express. Even though PMI may fail to insist on strict compliance with any of the conditions of this Agreement, such failure shall not be deemed a waiver of any of the terms or conditions of this Agreement. Any modification to this Agreement will be effective only if in writing and fully executed by Employee.

     11. Employee understands that his/her obligations hereunder shall continue in effect beyond his/her employment and shall be binding upon Employee's assigns, heirs, executors, administrators and legal representatives.

     12. Employee represents that his/her performance of the terms of this Agreement and of his/her employment with PMI will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by PMI. Employee further agrees to notify all of Employee's present, future and prospective employers of the existence of this Agreement, and recognizes PMI's right to do the same.

     13. The provisions of this Agreement are severable; and if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

     14. This Agreement shall be governed by and construed, interpreted and enforced under the laws of the State of California. In the event of a breach or threatened breach of this Agreement, Employee acknowledges and agree that damages would be inadequate and that PMI shall be entitled to preliminary and/or permanent injunctive relief restraining such breach. However, all remedies of PMI shall be cumulative and nothing shall prohibit PMI from pursuing any other legal or equitable remedy available to PMI under this Agreement, at law, in equity, or otherwise.

     15. Employee acknowledges that nothing herein shall be construed as any assurance, promise, or guarantee of employment or continued employed.



__________________________                      __________________________
Employee                                        Witness


Print Name:                                     Print Name:

___________________________                     ___________________________



Date:_______________, 19___                     Date:_______________, 19___

                                   EXHIBIT B

                  DEFINITIONS OF CURRENT RESTRICTED BUSINESS
                      AND ALTERNATIVE RESTRICTED BUSINESS


     As used in Section 4, the term "Current Restricted Business" shall mean the business of providing business directory listings, events listings and community and civic information in electronic form or any other business in which the Company actively engages as of the date of this Agreement.

     As used in Section 4, the term "Alternative Restricted Business" shall mean any business in which the Company may actively engage from time to time during the Employment Period, but which is not included in the definition of Current Restricted Business above.

                                   EXHIBIT I
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT

     Pursuant to the Agreement and Plan of Reorganization by and among PerfectMarket, Inc., a Delaware corporation ("PerfectMarket"), MB Acquisition Corporation, a New York corporation and wholly-owned subsidiary of PerfectMarket ("Sub"), MetroBeat, Inc., a New York corporation ("MetroBeat"), and a shareholder of MetroBeat, PerfectMarket is acquiring MetroBeat in a merger of Sub with and into MetroBeat (the "Merger") and the former shareholders of MetroBeat are acquiring certain securities of PerfectMarket and rights to acquire securities (the "Securities") of PerfectMarket upon the occurrence of certain events. In connection with the acquisition of the Securities in the Merger, the undersigned shareholder of MetroBeat (the "Shareholder") represents to PerfectMarket as follows:

          (a) Shareholder is aware of PerfectMarket's business affairs and financial condition and has acquired sufficient information about PerfectMarket to reach an informed and knowledgeable decision to acquire the Securities. Shareholder is acquiring these Securities for investment for Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Shareholder acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Shareholder's investment intent as expressed herein. In this connection, Shareholder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Shareholder's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Shareholder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder further understands that no public market currently exists for the securities of PerfectMarket, and that even if a public market exists at the time the Shareholder wishes to sell the Securities, PerfectMarket may not be satisfying the current public information requirements of Rule 144 as promulgated under the Securities Act. Shareholder further acknowledges and understands that PerfectMarket is under no obligation to register the Securities. Shareholder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to PerfectMarket and any other legend required under applicable state securities laws.

          (c) Shareholder is familiar with the provisions of Rule 144 which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions set forth in Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by PerfectMarket or the date the Securities were sold by an affiliate of PerfectMarket, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years.

          (e) Shareholder further understands that in the event all of the applicable require ments of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Shareholder understands that no assurances can be given that any such other registration exemption will be available in such event.


                                    Signature of Shareholder:


                                    __________________________________

                                    Date:_______________________, 1996